As filed with the Securities and Exchange Commission on December 21, 1999

                                                      Registration No. 333-87381


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                    PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
        (Exact name of registrant as specified in governing instruments)

           Delaware                                  13-3411414
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)

                                 245 Park Avenue
                            New York, New York 10167
                                 (212) 272-2000
                     (Address of principal executive office)

                                   ----------

                             Samuel L. Molinaro, Jr.
                Bear Stearns Commercial Mortgage Securities Inc.
                                 245 Park Avenue
                            New York, New York 10167
                                 (212) 272-2000
                     (Name and address of agent for service)



                                   Copies to:
                               Gary Barnett, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022

                  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered to dividend or interest reinvestment plans, please check the following box. /__/

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

==============================================================================================================================
                                                                        Proposed
                                                                        maximum          Proposed
                                                                        offering         maximum               Amount of
         Title of securities                      Amount being          price            aggregate             registration
         being registered                         registered(1)         per unit(2)      offering price(2)     fee(1),(3)
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
Mortgage Pass-Through Certificates............... $1,585,704,194          100%           $1,585,704,194        $467,782.74
==============================================================================================================================

(1) This Registration Statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the registrant, and in addition cover offers and sales relating to market-making transactions by Bear, Stearns & Co. Inc., an affiliate of the registrant. The amount of Mortgage Pass-Through Certificates which may be initially offered hereunder and the registration fee shall not be reduced by any offers and sales relating to any such market-making transactions.

(2) Estimated solely for purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(3) All of which has been previously paid.

                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                              CROSS REFERENCE SHEET

ITEM AND CAPTION                                       LOCATION IN PROSPECTUS               LOCATION IN PROSPECTUS
IN FORM S-3                                            ----------------------               SUPPLEMENT
-----------                                                                                 ----------
1.    Forepart of Registration Statement and           Forepart of Registration             Outside Front Cover Page
      Outside Front Cover Page of Prospectus.........  Statement and Outside Front
                                                       Cover Page
2.    Inside Front and Outside Back Cover Pages        Inside Front Cover Page, Outside     Inside Front Cover Page, Outside Back
      of Prospectus..................................  Back Cover Page                      Cover Page
3.    Summary Information, Risk Factors and            Summary of Prospectus, Risk          Summary of Prospectus Supplement,
      Ratio of Earnings to Fixed Charges.............  Factors                              Risk Factors
4.    Use of Proceeds................................  Use of Proceeds                      Use of Proceeds
5.    Determination of Offering Price................  *                                    *
6.    Dilution.......................................  *                                    *
7.    Selling Security Holders.......................  *                                    *
8.    Plan of Distribution...........................  Method of Distribution               Method of Distribution

9.    Description of Securities to be Registered.....  Outside Front Cover Page;            Outside Front Cover Page; Description
                                                       Description of the Certificates;     of the Certificates; Servicing of the
                                                       The Trust Funds; Legal Aspects       Mortgage Loans; Material Federal
                                                       of the Mortgage Loans; Material      Income Tax Consequences
                                                       Federal Income Tax
                                                       Consequences
10.   Interests of Named Experts and Counsel.........  *                                    *
11.   Material Changes...............................  *                                    *

12.   Incorporation of Certain Information by          Incorporation of Some                *
      Reference......................................  Information by Reference
13.   Disclosure of Commission Position on             *                                    *
      Indemnification for Securities Act Liabilities



                                EXPLANATORY NOTE

         This Registration Statement consists of (i) a form of prospectus supplement for a basic series of commercial mortgage pass-through certificates,
(ii) pages showing language to be inserted in the prospectus supplement and base prospectus with respect to any series of commercial mortgage pass-through certificates backed in part by a material concentration of certain types of real property and (iii) a form of base prospectus for a basic series of commercial mortgage pass-through certificates.

                                   PROSPECTUS

                  Commercial Mortgage Pass-Through Certificates
                              (Issuable in Series)

                Bear Stearns Commercial Mortgage Securities Inc.
                                   (Depositor)

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 9 in this prospectus.

The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interest only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.


--------------------------------------------------------------------------------

The Trust Funds--

(1) A new trust fund will be established to issue each series of certificates.

(2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

(3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

The Certificates--

(1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

(2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is __________, 1999.

              Important Notice About Information Presented in this
               Prospectus and the Applicable Prospectus Supplement


         We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

         You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

         We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

         You can find the definitions of capitalized terms that are used in this prospectus beginning on page 147 of this prospectus under the caption "Glossary."

                                TABLE OF CONTENTS

Important Notice About Information Presented in this
Prospectus and the Applicable Prospectus Supplement............................2
Summary of Prospectus..........................................................2
Risk Factors...................................................................9
   Risks Relating to the Certificates..........................................9
   Risks Relating to the Mortgage Loans.......................................15
Description of the Trust Funds................................................23
   General....................................................................23
   Mortgage Loans.............................................................23
     General..................................................................23
     Mortgage Loans Secured by Multifamily Rental Properties..................24
     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings........25
     Mortgage Loans Secured by Retail Properties..............................26
     Default and Loss Considerations with Respect to the Mortgage Loans.......27
     Payment Provisions of the Mortgage Loans.................................29
     Mortgage Loan Information in Prospectus Supplements......................30
   MBS........................................................................31
     Certificate Accounts.....................................................33
     Credit Support...........................................................33
     Cash Flow Agreements.....................................................33
Yield and Maturity Considerations.............................................34
   General....................................................................34
   Pass-Through Rate..........................................................34
   Payment Delays.............................................................34
   Shortfalls in Collections of Interest......................................34
   Yield and Prepayment Considerations........................................35
   Weighted Average Life and Maturity.........................................37
   Controlled Amortization Classes and Companion Classes......................38
   Other Factors Affecting Yield, Weighted Average Life and Maturity..........39
     Balloon Payments; Extensions of Maturity.................................39
     Negative Amortization....................................................40
     Foreclosures and Payment Plans...........................................41
     Losses and Shortfalls on the Mortgage Loans..............................41
     Additional Certificate Amortization......................................41
     Optional Early Termination...............................................42
The Depositor.................................................................42
Use of Proceeds...............................................................42
Description of the Certificates...............................................42
   General....................................................................42
   Distributions..............................................................43
   Distributions of Interest on the Certificates..............................44
   Distributions of Principal on the Certificates.............................45
   Distributions on the Certificates in Respect of Prepayment Premiums
     or in Respect of Equity Participations...................................46
   Allocation of Losses and Shortfalls........................................46
   Advances in Respect of Delinquencies.......................................46
   Reports to Certificateholders..............................................47
   Voting Rights..............................................................50
   Termination................................................................50
   Book-Entry Registration and Definitive Certificates........................51
Description of the Pooling Agreements.........................................53
   General....................................................................53

   Assignment of Mortgage Loans; Repurchases..................................53
   Representations and Warranties; Repurchases................................55
   Collection and Other Servicing Procedures..................................56
   Sub-Servicers..............................................................57
   Special Servicers..........................................................57
   Certificate Account........................................................58
     General..................................................................58
     Deposits.................................................................58
     Withdrawals..............................................................60
   Modifications, Waivers and Amendments of Mortgage Loans....................62
   Realization upon Defaulted Mortgage Loans..................................63
   Hazard Insurance Policies..................................................66
   Due-on-Sale and Due-on-Encumbrance Provisions..............................67
   Servicing Compensation and Payment of Expenses.............................67
   Evidence as to Compliance..................................................68
   Some Matters Regarding the Master Servicer and the Depositor...............68
   Events of Default..........................................................70
   Rights upon Event of Default...............................................71
   Amendment..................................................................72
   List of Certificateholders.................................................73
   The Trustee................................................................73
   Duties of the Trustee......................................................73
   Regarding the Fees, Indemnities and Powers of the Trustee..................74
   Resignation and Removal of the Trustee.....................................74
Description of Credit Support.................................................75
   General....................................................................75
   Subordinate Certificates...................................................76
   Cross-Support Provisions...................................................76
   Insurance or Guarantees with Respect to Mortgage Loans.....................76
   Letter of Credit...........................................................76
   Certificate Insurance and Surety Bonds.....................................77
   Reserve Funds..............................................................77
   Credit Support with Respect to MBS.........................................78
Legal Aspects of Mortgage Loans...............................................78
   General....................................................................78
   Types of Mortgage Instruments..............................................79
   Leases and Rents...........................................................79
   Personal Property..........................................................80
   Foreclosure................................................................80
     General..................................................................80
     Foreclosure Procedures Vary from State to State..........................80
     Judicial Foreclosure.....................................................80
     Equitable Limitations on Enforceability of Some Provisions...............81
     Non-Judicial Foreclosure/Power of Sale...................................81
     Public Sale..............................................................81
     Rights of Redemption.....................................................83
     Anti-Deficiency Legislation..............................................83
   Leasehold Risks............................................................84
   Cooperative Shares.........................................................85
   Bankruptcy Laws............................................................86
   Environmental Risks........................................................90
   Due-on-Sale and Due-on-Encumbrance Provisions..............................92
   Subordinate Financing......................................................92
   Default Interest and Limitations on Prepayments............................93

   Adjustable Rate Loans......................................................93
   Applicability of Usury Laws................................................93
   Soldiers' and Sailors' Civil Relief Act of 1940............................94
   Type of Mortgaged Property.................................................94
   Americans with Disabilities Act............................................95
   Forfeitures in Drug and RICO Proceedings...................................95
Material Federal Income Tax Consequences......................................96
   Federal Income Tax Consequences for REMIC Certificates.....................96
     General..................................................................96
     Status of REMIC Certificates.............................................97
     Qualification as a REMIC.................................................98
   Taxation of Regular Certificates..........................................101
     General.................................................................101
     Original Issue Discount.................................................101
     Acquisition Premium.....................................................105
     Variable Rate Regular Certificates......................................105
     Deferred Interest.......................................................107
     Market Discount.........................................................107
     Premium.................................................................109
     Election to Treat All Interest Under the Constant Yield Method..........109
     Sale or Exchange of Regular Certificates................................110
     Treatment of Losses.....................................................111
     Taxation of Residual Certificates.......................................112
     Taxation of REMIC Income................................................112
     Basis and Losses........................................................113
     Treatment of Some Items of REMIC Income and Expense.....................114
       Original Issue Discount and Premium...................................114
       Deferred Interest.....................................................115
       Market Discount.......................................................115
       Premium...............................................................115
     Limitations on Offset or Exemption of REMIC Income......................115
     Tax-Related Restrictions on Transfer of Residual Certificates...........117
       Disqualified Organizations............................................117
       Noneconomic Residual Interests........................................118
       Foreign Investors.....................................................119
     Sale or Exchange of a Residual Certificate..............................120
     Mark-to-Market Regulations..............................................121
   Taxes That May Be Imposed on the REMIC Pool...............................121
     Prohibited Transactions.................................................121
     Contributions to the REMIC Pool After the Startup Day...................122
     Net Income from Foreclosure Property....................................122
     Liquidation of the REMIC Pool...........................................122
     Administrative Matters..................................................123
     Limitations on Deduction of Some Expenses...............................123
   Taxation of Some Foreign Investors........................................124
     Regular Certificates....................................................124
     Residual Certificates...................................................125
     Backup Withholding......................................................125
     Reporting Requirements..................................................126
   Federal Income Tax Consequences for Certificates as to Which No
   REMIC Election Is Made....................................................126
     Standard Certificates...................................................126
       General...............................................................126
       Tax Status............................................................128
       Premium and Discount..................................................128

       Premium...............................................................128
       Original Issue Discount...............................................128
       Market Discount.......................................................129
       Recharacterization of Servicing Fees..................................129
       Sale or Exchange of Standard Certificates.............................130
   Stripped Certificates.....................................................131
     General.................................................................131
     Status of Stripped Certificates.........................................133
     Taxation of Stripped Certificates.......................................133
       Original Issue Discount...............................................133
       Sale or Exchange of Stripped Certificates.............................134
       Purchase of More than One Class of Stripped Certificates..............134
       Possible Alternative Characterizations................................134
   Federal Income Tax Consequences for FASIT Certificates....................135
   Reporting Requirements and Backup Withholding.............................135
   Taxation of Some Foreign Investors........................................136
State and Other Tax Considerations...........................................136
ERISA Considerations.........................................................137
   General...................................................................137
   Plan Asset Regulations....................................................138
   Administrative Exemptions.................................................138
   Unrelated Business Taxable Income; Residual Certificates..................139
Legal Investment.............................................................139
Method of Distribution.......................................................142
Where You Can Find More Information..........................................144
Incorporation of Some Information by Reference...............................144
Reports......................................................................145
Financial Information........................................................145
Legal Matters................................................................146
Ratings......................................................................146
Glossary.....................................................................147

                              SUMMARY OF PROSPECTUS

         This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates...................Commercial/Multifamily Mortgage
                                        Pass-Through Certificates, issuable in
                                        series.

Depositor...............................Bear Stearns Commercial Mortgage
                                        Securities Inc., a Delaware corporation.
                                        Our telephone number is (212) 272-2000.

Description of Certificates; Ratings....The certificates of each series will be issued pursuant to a pooling and
                                        servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage-backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

The prospectus supplement for a series of certificates includes important information on the trust funds, certificates, and risks, including information on the following:

                                        (1)    the name of the master servicer
                                               and special servicer, the
                                               circumstances when a special
                                               servicer will be appointed and
                                               their respective obligations (if
                                               any) to make advances to cover
                                               delinquent payments on the assets
                                               of the trust fund, taxes,
                                               assessments or insurance
                                               premiums;

                                        (2)    the assets in the trust fund,
                                               including a description of the
                                               pool of mortgage loans or
                                               mortgage-backed securities;

                                        (3)    the identity and attributes of
                                               each class within a series of
                                               certificates, including whether
                                               (and to
                                               what extent) any credit
                                               enhancement benefits any class of
                                               a series of certificates;

                                        (4)    the tax status of certificates;
                                               and

                                        (5)    whether the certificates will be
                                               eligible to be purchased by
                                               investors subject to ERISA or
                                               will be mortgage related
                                               securities for purposes of SMMEA.

                                  RISK FACTORS

         You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

Risks Relating to the Certificates

         Lack of a secondary market for the certificates may make it difficult for you to resell your certificates at all or at an attractive price. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

         Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

o    the perceived liquidity of the offered certificates;

o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

o    prevailing interest rates.

         For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

         You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplicant.

         You will receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

         Since mortgage loans are not guaranteed, you may not receive full payment on your certificates to the extent there is a shortfall in payment on the assets or the related trust fund. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust funds for another series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

         The rate of principal prepayments on the mortgage loans and the rate of repurchase of the mortgage loans may adversely affect the yield on your investment. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

         In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

         We will be required to repurchase a mortgage loan from the trust if we breach our representations and warranties with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

         If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

         Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

         Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

         The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

         Ratings on your certificates do not guarantee that you will receive payment under the pooling agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

o the likelihood that principal prepayments on the related mortgage loans will be made;

o the degree to which the rate of prepayments might differ from that originally anticipated;

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


o    the likelihood of early optional termination of the related trust fund; or

o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

         The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we can not assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings".

         ERISA imposes limitations on who can purchase the certificates; failure to comply with ERISA may materially and adversely affect the trust fund and result in reduced payments on your certificates. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

         For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations".

         If you acquire residual certificates you may be subject to additional tax liabilities. If you are a holder of residual certificates you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement that you report your pro rata share of the taxable income and net loss of the REMIC will continue until the certificate balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of their stated interest and principal. A portion -- or, in some circumstances, all -- of your share of the REMIC taxable income may be treated under the Internal Revenue Code as "excess inclusion" income to you. Excess inclusion income:

o    generally will not be subject to offset by losses from other activities;

o will be treated as unrelated business taxable income for a tax-exempt holder; and

o    will not qualify for exemption from withholding tax for a foreign holder.

         As a holder of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, residual certificates are subject to some restrictions on transfer. Because of the special tax treatment of residual certificates, the taxable income arising in a given year on a residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

         You may be allocated taxable income in excess of distributions received if you acquire certificates with original issue discount. Accrual certificates will be, and some of the other classes of certificates of a series may be, issued with original issue discount for federal income tax purposes. This will generally result in recognition of some taxable income to you in advance of the receipt of cash attributable to the income.

         For more detailed information regarding original issue discount you should review the section in this prospectus titled "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates".

         If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

         For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

Risks Relating to the Mortgage Loans

         Mortgage loans are susceptible to numerous risks that may result in losses to you.

         (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced -- for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase -- the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

o changes in general or local economic conditions and/or specific industry segments;

o    declines in real estate values;

o    declines in rental or occupancy rates;

o increases in interest rates, real estate tax rates and other operating expenses;

o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

o    acts of God and other factors beyond the control of the master servicer.

         In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the master servicer's enforcement rights may be limited in the event of default by the related borrower.

         (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

         (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

         (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

         (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

         Some risks that affect occupancy and rent levels of multifamily rental properties such as adverse economic conditions, construction of additional housing, military base closings, company relocations and rent control laws may affect the ability of the borrower to meet its obligations under the mortgage loan. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

o    the amount of rent that can be charged for rental units;

o    tenants' ability to pay rent;

o    timeliness of rent payments;

o occupancy levels without a corresponding decrease in expenses -- occupancy and rent levels may also be affected by construction of additional housing units;

o    local military base closings;

o    company relocations and closings; and

o national and local politics, including current or future rent stabilization and rent control laws and agreements.

         Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

         Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

o    some eligible tenants may not find any differences in rents between the
     Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 property; and

o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

         All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

         Mortgage lenders secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

         Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

         Mortgage lenders secured by retail properties may be adversely affected by changes in consumer spending patterns, alternative forms of retailing and changes in tenants occupying the retail properties. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

o    adverse changes in consumer spending patterns;

o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

o alternative forms of retailing, including direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies;

o    the quality and management philosophy of management;

o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

o the public perception of the safety of customers, e.g., at shopping malls and shopping centers;

o the need to make major repairs or improvements to satisfy the needs of major tenants; and

o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

         Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments -- that is, balloon payments -- at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

o    value of the related mortgaged property;

o    the level of available mortgage rates at the time of sale or refinancing;

o    the borrower's equity in the related mortgaged property;

o the financial condition and operating history of the borrower and the related mortgaged property;

o tax laws and rent control laws, with respect to some residential properties;

o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

         Neither we nor any of our affiliates will be required to refinance any mortgage loan.

         Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

         Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

         For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

         If the mortgaged property is subject to a lease, the lender is subject to the risk that if the borrower defaults, the mortgage lender may have to obtain a court order appointing a receiver before being able to collect rents. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

         For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents".

         Owners and operators of a mortgaged property and mortgage lenders may become liable for the costs of environmental cleanup. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

         Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

         For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans -- Environmental Risks".

         Hazard insurance policies on mortgaged properties may not fully cover all types of damage to the mortgaged properties. Unless otherwise specified in a prospectus supplement, the master servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the master servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

         For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling Agreements--Hazard Insurance Policies".

         The yield on your certificates may be adversely affected to the extent that the related trust fund may include delinquent mortgage loans because the available credit support may not cover all losses related to the delinquent mortgage loans. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including,

20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In the cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

         For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General".

         A Word About Forward Looking Statements. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

         Defined terms in the rest of the Prospectus appear in initial capitals and are defined in the Glossary beginning at page 147.

                         DESCRIPTION OF THE TRUST FUNDS

         General

         The primary assets of each trust fund will consist of the following:

o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

o    a combination of the foregoing, which we call mortgage assets.

         We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

         Mortgage Loans

         General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and mobile home parks;

o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

o mixed use properties -- that is, any combination of the foregoing -- and unimproved land, both called commercial properties.

         The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

         Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

         Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the following:

o    location of the property;

o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

o the physical attributes of the multifamily building, such as its age and appearance; and

o    state and local regulations affecting the property.

         In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

         Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

         Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

         Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

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


         A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

         Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

         Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to the following:

o    the ability to lease space in the properties,

o    the ability of tenants to meet their lease obligations,

o    the possibility of a significant tenant becoming bankrupt or insolvent,

o and fundamental aspects of real estate such as location and market demographics.

         The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant -- notwithstanding any continued payment of rent -- can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

         Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property -- that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income -- and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative -- may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on the properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

         Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

o it increases the cushion provided to the lender against loss on liquidation following a default.

         Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

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


o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

o the cost replacement method, i.e., the cost of replacing the property at the date;

o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

o upon a selection from or interpolation of the values derived from the foregoing methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Associated with Some Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

         Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

o have had individual principal balances at origination of not less than $25,000;

o    have had original terms to maturity of not more than 40 years; and

o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

         A mortgage loan may also have the following characteristics:

o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

         A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

         Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

          1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

          2. the type or types of property that provide security for repayment of the mortgage loans;

          3. the earliest and latest origination date and maturity date of the mortgage loans;

          4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

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


          5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

          6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

          7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

          8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

          9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

          10. the geographic distribution of the mortgaged properties on a state-by-state basis.

         In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

         MBS

         Mortgage-backed securities included in a trust fund may include:

          o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

          o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

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


         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

         Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

          1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

          2. the original and remaining term to stated maturity of the MBS, if applicable;

          3. the pass-through or bond rate of the MBS or the formula for determining those rates;

          4.   the payment characteristics of the MBS;

          5.   the MBS issuer, MBS servicer and MBS trustee, as applicable;

          6.   a description of the credit support, if any;

          7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

          8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

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


          9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

          10. the characteristics of any cash flow agreements that relate to the MBS.

         Certificate Accounts

         Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

         Credit Support

         If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

         Cash Flow Agreements

         If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

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


                        YIELD AND MATURITY CONSIDERATIONS

         General

         The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

         Pass-Through Rate

         The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

         Payment Delays

         With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

         Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans

         When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the Due Date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

         For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

         Yield and Prepayment Considerations

         A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance -- or notional amount, if applicable --of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

         The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

         A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share -- which, in some cases, may be all -- of the prepayments, or to a disproportionately small share -- which, in some cases, may be none -- of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

         In general, the notional amount of a class of stripped interest certificates will either:

o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

o equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

         Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

         We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

o    converting to a fixed rate loan and thereby locking in the rate; or

o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws -- which are subject to change -- to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

         Weighted Average Life and Maturity

         The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

         The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments -- for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund -- is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard prepayment assumption prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA

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


represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

         Controlled Amortization Classes and Companion Classes

         A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar -- that is, a range of prepayment rates that can be sustained without disruption -- that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

         Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

         Other Factors Affecting Yield, Weighted Average Life and Maturity

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

         Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of the feature.

         Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

         The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

o    whether the offered certificate was purchased at a premium or a discount;
     and

o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a Stripped interest certificate, delay or accelerate the amortization of its notional amount.

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


         For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

         Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

         Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

         The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

         The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

         Additional Certificate Amortization. In addition to entitling the holders to a specified portion -- which may during specified periods range from none to all -- of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

o    Excess Funds; or

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


o    any other amounts described in the related prospectus supplement.

         The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

         Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

         We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 245 Park Avenue, New York, New York 10167. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

         General

         Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

o    are stripped principal certificates;

o    are stripped interest certificates;

o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster -- and, in some cases, substantially faster -- or slower -- and, in some cases, substantially slower -- than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

         Distributions

         Distributions on the certificates of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor. Payment will be made by wire transfer if certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

         Distributions of Interest on the Certificates

         Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on -- or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates --one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans", exceed the amount of any sums -- including, if and to the extent specified in the related prospectus supplement, all or a portion of the master servicer's servicing compensation -- that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on -- or, in the case of accrual certificates, that may otherwise be added to the certificate balance of -- a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

         Distributions of Principal on the Certificates

         Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates -- each such class is known as a controlled amortization class -- may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates -- each such class is known as a companion class -- may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

         If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

         Allocation of Losses and Shortfalls

         The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

         Advances in Respect of Delinquencies

         If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made -- as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the master servicer, a special servicer or the trustee if, in the good faith judgment of the master servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source -- any such advance is known as a nonrecoverable advance. If an advance was previously made by the master servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

         If advances have been made by the master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling agreement and prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling agreement or of a party to the related MBS agreement.

         Reports to Certificateholders

         On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

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          1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

          2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

          3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

          4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

          5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

          6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

          8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

          9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

          10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or

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


               notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

          11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

          12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

          13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

          14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

         In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

         Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

         For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

         If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date Statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be

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


forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

         Voting Rights

         The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

         You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling Agreements--Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related master servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling Agreements--Events of Default", "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee".

         Termination

         The obligations created by the pooling agreement for each series of certificates will terminate following:

o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling agreement.

Written notice of termination of a pooling agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

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


         Book-Entry Registration and Definitive Certificates

         If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

         Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

         To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to

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


certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant -- and not of DTC, us as the depositor, any trustee or master servicer -- subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

         Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling agreement. You will be permitted to exercise your rights under the related pooling agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

         Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive

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


certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

         General

         The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling agreement will include us, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling agreement. However, a pooling agreement may include a mortgage asset seller as a party, and a pooling agreement that relates to a trust fund that consists solely of MBS may not include the master servicer or other servicer as a party. All parties to each pooling agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of master servicer or special servicer. Any party to a pooling agreement may own certificates issued under that pooling agreement. However, except with respect to required consents to some amendments to a pooling agreement, certificates that are held by the master servicer or a special servicer for the related series will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167,
Attention: James G. Reichek.

         Assignment of Mortgage Loans; Repurchases

         At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be

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


assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

         We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

o the original mortgage note endorsed, without recourse, to the order of the trustee; and

o the original Mortgage, or a certified copy, with evidence of recording and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling agreement will require that we or another party to the pooling agreement promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

         The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the master servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution

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


obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

         Representations and Warranties; Repurchases

         Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling agreement;

o the enforceability of the related mortgage note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

         It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the master servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

         Unless otherwise provided in the related prospectus supplement, each pooling agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the master servicer, in either case unless we or the master servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

         In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

         Collection and Other Servicing Procedures

         The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The master servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

o the terms of the related pooling agreement and any related instrument of credit support included in the trust fund;

o    applicable law; and

o the servicing standard specified in the related pooling agreement and prospectus supplement.

         The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

o maintaining escrow or impound accounts, if required under the related pooling agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

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


o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

         For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support".

         Sub-Servicers

         The master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the master servicer and a sub-servicer will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the master servicer that retained it for some expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling agreement.

         For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

         Special Servicers

         To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the master

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


servicer including the ability to appoint subservicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

         Certificate Account

         General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer, if any, or serviced by either on behalf of others.

         Deposits. Unless otherwise provided in the related pooling agreement and described in the related prospectus supplement, the master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

          1. all payments on account of principal, including principal prepayments, on the mortgage loans;

          2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

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          3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage--collectively, insurance and condemnation proceeds--and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise--collectively, liquidation proceeds--together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

          5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

          6. any amounts paid under any cash flow agreement, as described under "Description of the trust funds--Cash Flow Agreements";

          7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

          8. any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

          9. to the extent that any related item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

          10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

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          11.  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          12. any other amounts required to be deposited in the certificate account as provided in the related pooling agreement and described in the related prospectus supplement.

         Withdrawals. Unless otherwise provided in the related pooling agreement and described in the related prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

          1.   to make distributions to you on each distribution date;

          2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

          3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

          4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

          5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause
               (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in

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               clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          6. if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

          7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

          8. to reimburse the master servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Master Servicer and the Depositor";

          9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

          10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

          11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

          12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

          13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

          14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

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          15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

          16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

          17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling agreement for the benefit of certificateholders;

          18. to make any other withdrawals permitted by the related pooling agreement and described in the related prospectus supplement; and

          19. to clear and terminate the certificate account upon the termination of the trust fund.

         Modifications, Waivers and Amendments of Mortgage Loans

         The master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

o in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

o adversely affect the coverage under any applicable instrument of credit support.

         Unless otherwise provided in the related prospectus supplement, the master servicer also may agree to any other modification, waiver or amendment if, in its judgment,

o a material default on the mortgage loan has occurred or a payment default is imminent;

o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

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o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

         Realization upon Defaulted Mortgage Loans

         A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

         The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure, on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

         A pooling agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling agreement will require that the special servicer accept the highest cash bid

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received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

         If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

o    institute foreclosure proceedings;

o    exercise any power of sale contained in the related Mortgage;

o    obtain a deed in lieu of foreclosure; or

o    otherwise acquire title to the related mortgaged property.

         Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

         For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

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         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property within two years of acquisition, unless one of the following events occurs:

o the Internal Revenue Service grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than two years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

         Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling agreement.

         If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

         If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

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         Hazard Insurance Policies

         Unless otherwise specified in the related prospectus supplement, each pooling agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related Mortgage. Alternatively, if the Mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and mortgage note will be otherwise distributed. The pooling agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits its holder to require, that type of coverage.

         The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

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o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Due-on-Sale and Due-on-Encumbrance Provisions

         Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling agreement. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

         For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

         Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the related prospectus supplement, the master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO Properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any sub-servicer, the master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and

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disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".

         Evidence as to Compliance

         Unless otherwise provided in the related prospectus supplement, each pooling agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

         Each pooling agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the applicable pooling agreement throughout the preceding calendar year or other specified twelve-month period.

         Some Matters Regarding the Master Servicer and the Depositor

         The entity serving as master servicer under a pooling agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling agreement will permit the master servicer to resign from its obligations only upon the following conditions:

o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

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o    a determination that the master servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

         No resignation by the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling agreement.

         Unless otherwise specified in the related prospectus supplement, each pooling agreement will further provide that none of the master servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling agreement or for errors in judgment. However, none of the master servicer, us or any other person will be protected against any of the following:

o breach of a representation, warranty or covenant made in the pooling agreement;

o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling agreement; and

o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

         Unless otherwise specified in the related prospectus supplement, each pooling agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling agreement;

o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling agreement;

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


o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling agreement, or by reason of reckless disregard of the obligations or duties; or

o that are incurred in connection with any violation of any state or federal securities law.

         In addition, each pooling agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

         Any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling agreement.

         Events of Default

         Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling agreement will include the following:

o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

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o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and some actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

         Rights upon Event of Default

         If an Event of Default occurs with respect to the master servicer under a pooling agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the master servicer under the pooling agreement. Upon termination of the master servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling agreement and will be entitled to similar compensation arrangements. However, if the master servicer is required to make advances under the pooling agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the master servicer under the pooling agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

         You will not have the right under any pooling agreement to institute any proceeding with respect to the pooling agreement. You may do so only if the following conditions have been met:

o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

o    you shall have offered to the trustee reasonable indemnity; and

o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

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         The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         Amendment

         Each pooling agreement may be amended by the respective parties to it, without your consent, to do the following:

          o    to cure any ambiguity;

          o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling agreement that may be inconsistent with any other provision in the pooling agreement;

          o to add any other provisions with respect to matters or questions arising under the pooling agreement that are not inconsistent with its provisions;

          o to comply with any requirements imposed by the Internal Revenue Code; or

          o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

         Unless otherwise specified in the related prospectus supplement, each pooling agreement may also be amended by the respective parties to the pooling agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

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o    modify the provisions of the pooling agreement described in this paragraph without the consent of the holders of all certificates of the related series.

         However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

         List of Certificateholders

         Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

         The Trustee

         The trustee under each pooling agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any master servicer or special servicer and its affiliates. If and to the extent specified under the related pooling agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

         Duties of the Trustee

         The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling agreement.

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         Regarding the Fees, Indemnities and Powers of the Trustee

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling agreement. However, the indemnification will not extend to any loss, liability or expense that:

o constitutes a specific liability imposed on the trustee pursuant to the related pooling agreement,

o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling agreement.

         Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

         Resignation and Removal of the Trustee

         A trustee will be permitted at any time to resign from its obligations and duties under the related pooling agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

         If at any time a trustee ceases to be eligible to continue as the under the related pooling agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related

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


prospectus supplement, of the voting rights for the series may at any time, with or without cause, remove the trustee under the related pooling agreement and appoint a successor trustee.

         Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

         General

         Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear their allocable share of deficiencies. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

         If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

o    the nature and amount of coverage under the credit support;

o any conditions to payment thereunder not otherwise described in this prospectus;

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

o    the material provisions relating to the credit support.

         Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

o    a brief description of its principal business activities;

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o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.

         Subordinate Certificates

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

         Cross-Support Provisions

         If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

         Insurance or Guarantees with Respect to Mortgage Loans

         If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

         Letter of Credit

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor

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draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

         Certificate Insurance and Surety Bonds

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

         Reserve Funds

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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         If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

         Credit Support with respect to MBS

         If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

         For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

         General

         Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a

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recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

         Types of Mortgage Instruments

         There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

         Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

         For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

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         Personal Property

         In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

         Foreclosure

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

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         Equitable Limitations on Enforceability of Some Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance

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Company and other decisions that have followed its reasoning. The court in
Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if:

o the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

o the price paid for the foreclosed property did not represent fair consideration (reasonably equivalent value under the Bankruptcy Code).

Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.

         Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

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         For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

         Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and

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any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

         Leasehold Risks

         Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

         The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

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o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

         In addition to the foregoing protections, a leasehold mortgagee may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, although the enforceability of such aprovision has not been established. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

         Cooperative Shares

         Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

         Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is

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subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

         For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation".

         Bankruptcy Laws

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of the lender's security interest, pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan, and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

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         The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is adequately protected. The term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

         Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

         Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property; and

2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

         Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or

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debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

o adequate assurance of the source of rent and other consideration due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease,

o that any percentage rent due under the lease will not decline substantially;

o that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

         Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

         Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for

o the balance of the term after the date of rejection of the lease, and any renewal or extension and

o any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor under the lease after that date.

         In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a

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non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year -- or within any longer state statutes of limitations periods if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of the bankruptcy.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         Pursuant to the federal doctrine of substantive consolidation or to the (predominantly state law) doctrine of piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a mortgage loan is originated or transferred to the related trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

         For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

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         Environmental Risks

         A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

         Under the federal Comprehensive Response Compensation and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. A 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. In response to the Fleet Factors case, the Environmental Protection Agency promulgated a rule in 1992 intended to reduce interpretive uncertainties that surrounded the scope of the secured lender exemption to liability under CERCLA. The rule, which the EPA stated would be entitled to deference in CERCLA cost recovery actions brought against lenders by private parties, clarified the scope of the secured creditor exemption and identified specific types of actions that, if taken by a lender, would preclude application of the exemption. In the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the Court of Appeals for the District of Columbia vacated the EPA's lender liability rule. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which substantially protects lenders and fiduciaries from liability for the environmental obligations of borrowers and beneficiaries. The Asset Conservation Act includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still

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have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

         The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

         To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling agreement will provide that the master servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

         Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In

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addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

         If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

         Due-on-Sale and Due-on-Encumbrance Provisions

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

         Subordinate Financing

         Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or

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delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

         Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

         Adjustable Rate Loans

         The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points

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     and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

         Type of Mortgaged Property

         The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

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o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

         Americans with Disabilities Act

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

         Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, the crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties known to have an alleged interest in the property, including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it established that:

o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

o the lender was, at the time of execution of the mortgage, reasonably without cause to believe that the property was used in, or purchased with the proceeds of, activities proscribed by the Racketeer Influenced and Corrupt Organizations statute.

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         In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

         For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

         Federal Income Tax Consequences for REMIC Certificates

         General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Shearman & Sterling, our counsel, has advised us that in the firm's opinion, assuming:

o    the making of such an election;

o    compliance with the pooling agreement; and

o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

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each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust, or FASIT, a grantor trust for federal income tax purposes.

         For additional information regarding federal income tax consequences on the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

         Status of REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute a regular or residual interest in a REMIC within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property," such as single family or multifamily properties, but not commercial properties, within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v) or as other assets described in Internal Revenue Code Section 7701(a)(19)(C), and otherwise will not qualify for the treatment. REMIC certificates held by a real estate investment trust will constitute real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A). Interest on the regular certificates and income with respect to residual certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of Internal Revenue Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC pool would be so treated. If at all times 95% or more of the assets of the REMIC pool qualify for each of the foregoing respective treatments, the REMIC certificates will qualify for the corresponding status in their entirety. For purposes of Internal Revenue Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC certificates qualify for the treatment. Where two REMIC pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down mortgage loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Internal Revenue Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(3)(A)(i). REMIC certificates held by some financial institutions will constitute an evidence of indebtedness within the meaning of Internal Revenue Code Section 582(c)(1). The

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Small Business Job Protection Act of 1996 repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of qualifying real property loans in former Internal Revenue Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that the institutions must recapture a portion of their existing bad debt reserves is suspended if a certain portion of their assets is maintained in residential loans under Internal Revenue Code Section 7701(a)(19)(C)(v), but only if the loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any Series meeting this requirement, and no representation is made in this regard.

         Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling agreement for each Series will contain a provision designed to meet this requirement.

         For further information, you should review the section in this prospectus titled "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day. Qualified mortgages include the following:

o    whole mortgage loans, such as the mortgage loans;

o certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

o    loans secured by timeshare interests; and

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o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

         However, in general:

o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day, an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage; or

o substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last the modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

o in exchange for any qualified mortgage within a three-month period thereafter; or

o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

         A defective obligation includes the following:

          1. a mortgage in default or as to which default is reasonably foreseeable;

          2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

          3.   a mortgage that was fraudulently procured by the mortgagor; and

          4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

         A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

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         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. They are generally held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool for not more than two years, with possible extensions granted by the Internal Revenue Service of up to an additional four years.

         In addition to the foregoing requirements, the various interests in a REMIC pool also must meet some requirements. All of the interests in a REMIC pool must be either of the following:

o    one or more classes of regular interests; or

o a single class of residual interests on which distributions, if any, are made pro rata.

         A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. An interest in a REMIC pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments,

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unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. Accordingly, the regular certificates of a series will constitute one or more classes of regular interests, and the residual certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

         If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

         Taxation of Regular Certificates

         General

         In general, interest, original issue discount and market discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate allocable to it. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

         Original Issue Discount

         Accrual certificates and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to repayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a

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different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

         Each regular certificate, except to the extent described below with respect to a regular certificate on which principal is distributed by random lot, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

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         Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

         For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "Election to Treat All Interest Under the Constant Yield Method".

         A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

(a)      the sum of:

          o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

          o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

over:

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(b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

         The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

o    the yield to maturity of the regular certificate at the issue date;

o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

o    the prepayment assumption.

         For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

         In the case of a random lot certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the original issue discount accruing on each random lot certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any random lot certificate, or portion of the unpaid principal balance:

o the remaining unaccrued original issue discount allocable to the Certificate, or to the portion, will accrue at the time of the distribution; and

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o    the accrual of original issue discount allocable to each remaining certificate of that class, or the remaining unpaid principal balance of a partially redeemed random lot certificate after a distribution of principal has been received, will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of that class to the extent attributable to the portion of its unpaid principal balance that was distributed.

We believe that the foregoing treatment is consistent with the pro rata prepayment rules of the OID regulations, but with the rate of accrual of original issue discount determined based on the prepayment assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

         Acquisition Premium

         A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

         Variable Rate Regular Certificates

         Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

o the interest compounds or is payable at least annually at current values of:

          o    one or more qualified floating rates;

          o    a single fixed rate and one or more qualified floating rates;

          o    a single objective rate; or

          o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

         A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or

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floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

         Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

o it bears a rate that qualifies as a variable rate under the OID regulations:

          o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

          o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

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         Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

         The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate, or, if different, the value of the applicable variable rate as of the pricing date, for the relevant Class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

         Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial teaser rates cause sufficiently back-loaded interest to create more than de minimis original issue discount. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial teaser rates followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date, or possibly the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

         Deferred Interest

         Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates may constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

         Market Discount

         A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

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o    is exceeded by the then-current principal amount of the regular certificate; or

o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

         The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

o    on the basis of a constant interest rate or

o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

         The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

         For additional information, you should also review the section in this prospectus titled "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

         Market discount with respect to a regular certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that

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regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

         Premium

         A regular certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

         For additional information, you should also review the section in this prospectus titled "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

         Election to Treat All Interest Under the Constant Yield Method

         A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

o interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A

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holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

         Sale or Exchange of Regular Certificates

         If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

o    to the extent that the gain does not exceed the excess, if any, of:

          o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

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          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

         In addition, gain or loss recognized from the sale of a regular certificate by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of some non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of those taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

         Treatment of Losses

         Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Internal Revenue Code Section 166. To the extent the rules of Internal Revenue Code Section 166 regarding bad debts are applicable, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular

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certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

         Taxation of Residual Certificates

         Taxation of REMIC Income

         Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

o    all bad loans will be deductible as business bad debts; and

o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

         The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

         The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including

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original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching or unrelated deductions against which to offset the income, subject to the discussion of excess inclusions below under "Limitations on Offset or Exemption of REMIC Income". The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

         Basis and Losses

         The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and

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may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

         A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

         A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and residual certificateholders should consult their own tax advisors in this regard.

         Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

         You should review the sections titled "Treatment of Some Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

         Treatment of Some Items of REMIC Income and Expense

         Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

         Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under

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"Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate
Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

         Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

         Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

         Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds its unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after its transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by its holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income

         A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That

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portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes.

         The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "Taxation of Some Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions, called thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from residual certificates that have significant value within the meaning of the REMIC regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard

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to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a residual certificateholder elects to have the rules apply only to taxable years beginning after August 20, 1996.

         Tax-Related Restrictions on Transfer of Residual Certificates

         Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization other than in connection with the formation of a REMIC pool, if the Disqualified Organization is required, pursuant to a binding contract, to sell that residual certificate, which sale occurs within seven days after the startup day, a tax would be imposed in an amount equal to the product of:

o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

         In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a

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Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

         The pooling agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

         Moreover, the pooling agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

         Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that the statements are false.

         Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.



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         The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

         Sale or Exchange of a Residual Certificate

         Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses", of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

         Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction

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that results in the application of Section 1091) any residual interest in any
REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

         Mark-to-Market Regulations

         The Service has issued Mark-to-Market regulations under Internal Revenue Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all residual certificates acquired on or after January 4, 1995.

         Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions

         Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

          1.   the disposition of a qualified mortgage other than pursuant to:

               o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

               o foreclosure, default or imminent default of a qualified mortgage;

               o    bankruptcy or insolvency of the REMIC pool; or

               o    qualified (complete) liquidation;

          2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

          3.   the receipt of compensation for services; or

          4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

         Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC

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regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

         Contributions to the REMIC Pool After the Startup Day

         In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o during the three months following the startup day;

     o if made to a qualified reserve fund by a residual certificateholder;

     o if in the nature of a guarantee;

     o if made to facilitate a qualified liquidation or clean-up call; and

     o if as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property

         The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         It is not anticipated that the REMIC pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC pool.

         Liquidation of the REMIC Pool

         If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale

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proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

         Administrative Matters

         The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

         Limitations on Deduction of Some Expenses

         An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of the following:

     o 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years); or

     o 80% of the amount of itemized deductions otherwise allowable for the year.

         In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through some pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on

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deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or some other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

         Taxation of Some Foreign Investors

         Regular Certificates

         Interest, including original issue discount, distributable to regular certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered portfolio interest and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person:

o    is not a 10-percent shareholder within the meaning of Internal Revenue Code
     Section 871(h)(3)(B) or a controlled foreign corporation described in Internal Revenue Code Section 881(c)(3)(C); and

o provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Internal Revenue Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the regular certificate is a Non-U.S. Person. If the statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the regular certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment premiums distributable to regular certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are

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     Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a regular certificate.

         Residual Certificates

         The Conference Committee Report to the 1986 Act indicates that amounts paid to residual certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to residual certificateholders may qualify as portfolio interest, subject to the conditions described in "--Regular Certificates" above, but only to the extent that:

o the mortgage loans, including mortgage loans underlying MBS, were issued after July 18, 1984; and

o the trust fund or segregated pool of assets therein, as to which a separate REMIC election will be made, to which the residual certificate relates, consists of obligations issued in registered form within the meaning of Internal Revenue Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC pool will be, considered obligations issued in registered form. Furthermore, a residual certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an excess inclusion. See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" for further information. If the amounts paid to residual certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of some transfers having tax avoidance potential. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning residual certificates.

         Backup Withholding

         Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 of 31% on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker

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     who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

         Reporting Requirements

         Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

         The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

         Standard Certificates

         General

         In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no

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fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each the standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

o 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return), subject to adjustments for inflation in subsequent years; or

o    80% of the amount of itemized deductions otherwise allowable for the year.

As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

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         Tax Status

         Standard certificates will have the following status for federal income tax purposes:

          1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in the section of the Internal Revenue Code.

          2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

          3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

         Premium and Discount

         Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Some Items of REMIC Income and Expense--Premium".

         Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently

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deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

         Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

         Recharacterization of Servicing Fees. If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

         Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section

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1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

         You should also review "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of some non-corporate

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     taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of the taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

         Stripped Certificates

         General

         Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

         The certificates will be subject to those rules if the following occur:

o we or any of our affiliates retains, for its own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

o the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "Standard Certificates--Recharacterization of Servicing Fees" above); and

o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

         In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the master servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

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


         Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, we have been advised by counsel that:

o the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i); and

o each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code
     Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations", the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, Treasury regulations issued December 28, 1992 assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code Section 1273(a)(3); or

o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.





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         Status of Stripped Certificates

         No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is
 . . . residential real property" within the meaning of Internal Revenue Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for the treatment.

         Taxation of Stripped Certificates

         Original Issue Discount. Except as described above under "General", each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "General", the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

         If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

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         As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

         Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

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         Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

         Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

         Federal Income Tax Consequences for FASIT Certificates

         If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT Certificates, Shearman & Sterling, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

         FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

         Reporting Requirements and Backup Withholding

         The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the

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information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".

         Taxation of Some Foreign Investors

         To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Some Foreign Investors--Regular Certificates".

                       STATE AND OTHER TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                              ERISA CONSIDERATIONS

         General

         The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of Plan assets.

         ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the master servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

o has discretionary authority or control with respect to the investment of the assets of the Plan; or

o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

         Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

         Some employee benefit plans, such as governmental plans, as defined in ERISA Section 3(32), and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of the governmental and church plans may be invested in offered certificates

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without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any related plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

         Plan Asset Regulations

         A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., plans, some employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Internal Revenue Code. In addition, if the trust assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA and the Internal Revenue Code.

         Administrative Exemptions

         Several underwriters of mortgage-backed securities have applied for and obtained from DOL individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

         Unrelated Business Taxable Income; Residual Certificates

         The purchase of a residual certificate by any employee benefit plan qualified under Internal Revenue Code Section 401(a) and exempt from taxation under Internal Revenue Code Section 501(a), including most varieties of ERISA plans, may give rise to unrelated business taxable income as described in Internal Revenue Code Sections 511-515 and 860E. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Internal Revenue Code
Section 511 including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

         Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

         The sale of certificates to an employee benefit plan is in no respect a representation by us or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

         The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA eligible certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA eligible certificates constitute legal investments for them.

         Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

o are rated in one of the two highest rating categories by one or more rating agencies;

o are part of a series evidencing interests in a trust fund consisting of loans originated by some types of originators as specified in SMMEA; and

o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or one or more parcels of real estate upon which are located one or more commercial structures.

         As mortgage related securities, the classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for the enactments limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities, secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified originator requirements for mortgage-related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by the legislation will be authorized to invest in offered certificates qualifying as mortgage related securities only to the extent provided in the legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

o    federal credit unions may invest in the securities; and

o national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

         In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with some general standards in 12 C.F.R. ss.1.5 concerning

"safety and soundness" and retention of credit information), some "Type IV securities," defined in 12 C.F.R. ss.1.2(1) to include some "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. ss.ss.703.5(f)-(k), which prohibit federal credit unions from investing in some mortgage related securities (including securities such as some classes of the offered certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under some limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994, of the Federal Financial Institutions Examination Council, or FFIEC. The policy statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with some modifications), prohibits depository institutions from investing in some high-risk mortgage securities (including securities such as some classes of the offered certificates), except under limited circumstances, and sets forth some investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities," which would replace the policy statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks, including market, credit, liquidity, operational (transactional), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties -- and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates --may adversely affect the liquidity of any class of offered certificates.

         Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                             METHOD OF DISTRIBUTION

         The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

         We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

o    through direct offerings by us.

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


         If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this Prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

         We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

         As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

         If and to the extent required by applicable law or regulation, this Prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement, including this prospectus and form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

         The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.

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


The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

         We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

         The master servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

         The validity of the certificates of each series will be passed upon for us by Shearman & Sterling, New York, New York.

                                     RATINGS

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

                                   Definitions

Accrued Certificate Interest - With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

ARM Loans - mortgage loans with adjustable mortgage rates.

Available Distribution Amount - Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

Debt Service Coverage Ratio - Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

Disqualified Organization - any of the following:

o    the United States, any of its state or political subdivisions;

o    any foreign government;

o    any international organization;

o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511.

Due Period - Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

Excess Funds - Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

Loan-to-Value Ratio - Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

MBS - pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

Net Operating Income - Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

Non-U.S. Person - The term "Non-U.S. Person" means any person who is not a U.S. Person.

Pass-Through Entity - "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

SMMEA - The Secondary Market Mortgage Enhancement Act.

U.S. Person - The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Value - The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

PROSPECTUS SUPPLEMENT (To Prospectus dated ____________, 1999)

                            Approximately $__________
           Bear Stearns Commercial Mortgage Securities Inc., Depositor
                                 ______ , Issuer
          Commercial Mortgage Pass-Through Certificates, Series 20__-__
                         $________ Class A Certificates
                         $________ Class B Certificates



You should carefully consider the risk factors beginning on page S-20 of this prospectus supplement and on page 9 of the accompanying prospectus.

Payments on the mortgage loans backing these securities represent the sole source of payment on these securities. These securities do not represent an interest in or an obligation of us or any of our affiliates.

Neither these securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person.


                                   The Trust:

o The trust will primarily consist of a pool of conventional, monthly pay mortgage loans.

o The mortgage loans are secured by first priority liens on fee simple or leasehold interests in commercial, multifamily, manufactured housing, hospitality, healthcare related and credit tenant properties;

o Multifamily, office, retail, hotel, industrial and credit tenant properties will represent security for a material concentration of the mortgage loans included in the trust.

                               The Certificates:

o The offered certificates consist of two classes of pass-through certificates described in the table below. The offered certificates are the only securities offered pursuant to this supplement and the accompanying prospectus.

===========================================================================================================
                   Initial Class
                Certificate Balance   Pass-Through     Assumed Final      Rated Final         Anticipated
     Class            (+/-5%)             Rate       Distribution Date  Distribution Date      Ratings
-----------------------------------------------------------------------------------------------------------
 Class A        $                         %            ______, 20__       ______, 20__
-----------------------------------------------------------------------------------------------------------
 Class B        $                         %            ______, 20__       ______, 20__
===========================================================================================================


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these offered certificates or determined that this supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We expect that [__________________________________________________] will sell the offered certificates to [__________________________________________________]
on or about [____________] and that they will sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                             _____________ __, 20__


The information contained herein is not complete and may be changed. Neither this Prospectus Supplement nor the accompanying Prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail. These documents are:

     o the prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o this supplement, which describes the specific terms of your series of certificates.

     This supplement and the prospectus include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this supplement and the prospectus identify the pages where these cross-referenced sections are located.

     [The photographs of the mortgaged properties included in this Supplement are not representative of all of the mortgaged properties or of any particular type of mortgaged property.]

     You can find the definitions of capitalized terms that are used in this supplement beginning on page S-73 under the caption "Glossary" and under the caption "Glossary" beginning on page 147 of the prospectus.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Summary of Prospectus Supplement.........................................S - 5
    General..............................................................S - 5
    The Mortgage Pool....................................................S - 6
    The Certificates.....................................................S - 8

Risk Factors.............................................................S - 19
    Risk Factors Relating to the Certificates............................S - 19
    Risk Factors Relating to the Mortgage Loans..........................S - 24

Description of the Mortgage Pool.........................................S - 33
    General..............................................................S - 33
    Certain Payment Characteristics......................................S - 33
    Delinquent Mortgage Loans............................................S - 34
    Additional Mortgage Loan Information.................................S - 34

The Mortgage Loan Seller.................................................S - 38
    Underwriting Standards...............................................S - 39

Assignment of the Mortgage Loans; Repurchase.............................S - 39

Representations and Warranties; Repurchases..............................S - 41

Changes in Mortgage Pool Characteristics.................................S - 42

Servicing of the Mortgage Loans..........................................S - 42
    General..............................................................S - 42
    The Master Servicer..................................................S - 43
    Servicing and Other Compensation and Payment of Expenses.............S - 43
    Modifications, Waivers and Amendments................................S - 44
    Inspections; Collection of Operating Information.....................S - 45
    Additional Obligations of the Master Servicer with
          Respect to ARM Loans...........................................S - 46

Description of the Certificates..........................................S - 46
    General..............................................................S - 46
    Distributions........................................................S - 48
    Subordination........................................................S - 51
    P&I Advances.........................................................S - 52
    Reports to Certificateholders; Certain
          Available Information..........................................S - 53
    Voting Rights........................................................S - 54
    Termination..........................................................S - 54

The Trustee..............................................................S - 55

Yield and Maturity Considerations........................................S - 56
    Yield Considerations.................................................S - 56
    Weighted Average Life................................................S - 59
    Yield Sensitivity of the Class S Certificates........................S - 62
    Pre-Tax Yield........................................................S - 63

Use of Proceeds..........................................................S - 64

                                                                        Page No.
                                                                        --------

Material Federal Income Tax Consequences.................................S - 64

Erisa Considerations.....................................................S - 65

Legal Investment.........................................................S - 70

Method of Distribution...................................................S - 70

Legal Matters............................................................S - 71

Rating...................................................................S - 71

Glossary.................................................................S - 73

Annex A..................................................................S - 78

Certain Characteristics of the Mortgage Loans............................S - 78

BEAR STEARNS COMMERCIAL MORTGAGE.........................................S - 79

Explanatory Note.........................................................S - 80
    Risks Particular to Multifamily Rental Properties....................S - 81
    Risks Particular to Cooperatively-Owned Apartment Buildings..........S - 82
    Mortgage Loans Secured by Multifamily Rental Properties..............S - 83
    Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings....S - 84
    Risks Particular to Multifamily Properties...........................S - 86
    Risks Particular to Office Properties................................S - 87
    Mortgage Loans Secured by Office Properties..........................S - 88
    Risks Particular to Office Properties................................S - 90
    Risks Particular to Retail Properties................................S - 91
    Mortgage Loans Secured by Retail Properties..........................S - 92
    Risks Particular to Retail Properties................................S - 93
    Risks Particular to Hotel and Motel Properties.......................S - 94
    Mortgage Loans Secured by Hotel and Motel Properties.................S - 96
    Risks Particular to Hotel and Motel Properties.......................S - 97
    Risks Particular to Health Care-Related Properties...................S - 98
    Mortgage Loans Secured by Health Care-Related Properties.............S - 100
    Risks Particular to Health Care-Related Properties...................S - 103
    Mortgage Loans Secured by Industrial Properties......................S - 104
    Risks Particular to Industrial Properties............................S - 105
    Risks Particular to Self-Storage Facilities..........................S - 106
    Mortgage Loans Secured by Warehouse, Mini-Warehouse
          and Self-Storage Facilities....................................S - 107
    Risks Particular to Warehouse, Mini-Warehouse and
          Self-Storage Facilities........................................S - 108
    Risks Particular to Mobile Home Parks and
          Recreational Vehicle Parks.....................................S - 109
    Mortgage Loans Secured by Mobile Home Parks and
          Recreational Vehicle Parks.....................................S - 110
    Risks Particular to Mobile Home Parks and
          Recreational Vehicle Parks.....................................S - 113
    Risks Particular to Casino Properties................................S - 114
    Mortgage Loans Secured by Casino Properties..........................S - 115
    Risks Particular to Casino Properties................................S - 116

                        SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this supplement. It does not contain all of the information you need to consider in making your investment decisions. To understand all of the terms of the offering of the offered certificates, you should read this entire document and the accompanying prospectus carefully.

General

Title of Certificates.............. Bear Stearns Commercial Mortgage Securities
                                    Inc., Commercial Mortgage Pass-Through
                                    Certificates, Series 20__-__. The
                                    certificates will be issued in four classes, designated as the Class A, Class B, and Class C and Class R Certificates. Only the Class A and Class B Certificates are being offered in this supplement.

Cut-off Date....................... _______________, 20__.

Closing Date of the
   Securitization.................. On or about _______________, 20__.

Distribution Date.................. The ____ day of each month or, if the ___
                                    day is not a business day then the next
                                    succeeding business day, beginning on
                                    __________, 20__.

Due Period......................... The period that begins on the ___ day of the month preceding the month in which the
                                    distribution date occurs and ends on the ___ day of the month in which that distribution date occurs.

Registration of the                 The Class A Certificates will be represented
   Class A Certificates............ by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. If you are acquiring an interest in the Class A Certificates you will not be entitled to receive a Class A
                                    Certificate in fully registered,
                                    certificated form, except under the limited circumstances described in the prospectus.
                                    Instead, DTC will effect payments and
                                    transfers in respect of the Class A
                                    Certificates, acting through certain
                                    participating organizations.

Denominations...................... The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in denominations of $1,000 and in integral multiples of $1,000. The Class B Certificates will be issuable in fully registered, certificated form in denominations of $____________ and in integral multiples of $1,000 in excess of $_______, with one Class B Certificate evidencing an additional amount equal to the remainder of the initial certificate balance of Class B Certificates.

The Mortgage Pool

Characteristics of the Mortgage     The mortgage pool will consist of ____
   Pool............................ conventional, monthly pay mortgage loans with an initial pool balance of $_________.

                                    Each mortgage loan in the pool is secured by a first mortgage lien on a fee simple estate in a multifamily or commercial property. ________ of the mortgage loans, which represent _____% of the initial pool balance, are secured by liens on mortgaged properties located in _____________. The remaining mortgaged properties are located throughout ___________ other states.

                                    ___________ of the mortgage loans, which represent ______% of the initial pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month. The remainder of the mortgage loans provide for monthly payments to be due on the _____, _____, _____ or _____ day of each month.

                                    Adjustable-rate mortgage loans represent
                                    _____% of the initial pool balance. They are subject to adjustment on specified Due Dates by adding a fixed number of basis points to a base index. ARM loans are subject to lifetime maximum and/or minimum mortgage rates, and ARM loans are subject to periodic maximum and/or minimum mortgage rates. The remaining mortgage loans in the pool bear interest at fixed mortgage rates.

                                    Some of the mortgage loans provide for
                                    monthly payments of principal based on
                                    amortization schedules significantly longer than the remaining terms of the mortgage loans in the pool. Therefore, there may be a substantial principal amount due and payable on their respective maturity dates, unless prepaid thereto. As of the cut-off date, the mortgage loans in the pool had the following additional characteristics:

                                    1.       mortgage rates ranging from ____%
                                             per annum to ____% per annum, and a
                                             weighted average mortgage rate of
                                             _____% per annum;

                                    2.       in the case of the ARM loans, gross
                                             margins ranging from _____ basis
                                             points to _____ basis points, and a
                                             weighted average gross margin of
                                             _____ basis points;

                                    3.       for those ___ ARM loans as to which
                                             the above characteristics apply,
                                             minimum lifetime mortgage rates
                                             ranging from ___% per annum to ___%
                                             per annum, and a weighted average
                                             minimum lifetime mortgage rate of
                                             ____% per annum;

                                    4.       for those ___ ARM loans as to which
                                             the above characteristics apply,
                                             maximum lifetime mortgage rates
                                             ranging from ___% per annum to ___%
                                             per annum, and a weighted average
                                             maximum lifetime mortgage rate of
                                             ___% per annum;

                                    5.       cut-off date balances ranging from
                                             $__________ to $___________, and an
                                             average cut-off date balance of
                                             $__________;

                                    6.       original terms to scheduled
                                             maturity ranging from ___ months to
                                             ____ months, and a weighted average
                                             original term to scheduled maturity
                                             of ___ months;

                                    7.       remaining terms to scheduled
                                             maturity ranging from ___ months to
                                             ____ months, and a weighted average
                                             remaining term to scheduled
                                             maturity of ____ months;

                                    8.       cut-off date LTV ratios ranging
                                             from _____% to ____%, and a
                                             weighted average cut-off date LTV
                                             ratio of _____%; and

                                    9.       for those ___ mortgage loans in the
                                             pool as to which the cut-off date
                                             LTV ratio was determinable, debt
                                             service coverage ratios ranging
                                             from _______x to ______x, and a
                                             weighted average debt service
                                             coverage ratio of _______x.

                                    The mortgage loans were originated between 19__ and 20__.

The Certificates

Description of the Certificates.... The certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the cut-off date, among us, the master servicer and the trustee. The certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the mortgage pool and some other assets that are related to the mortgage loans.

A. Certificate Balance............. The aggregate certificate balance of the certificates as of the closing date of the securitization will equal the initial pool balance. The Class A Certificates will have an initial certificate balance of $_____________, which represents _____% of the initial pool balance; the Class B
                                    Certificates will have an initial
                                    certificate balance of $___________, which represents ___% of the initial pool balance; and the Class C Certificates will have an initial certificate balance of $___________, which represents ___% of the initial pool balance. The Class R Certificates will not have a certificate balance.

                                    The certificate balance of each class of certificates outstanding at any time represents the maximum amount that the certificateholders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and other assets in the trust fund. The certificate balance of each class of regular certificates will be adjusted from time to time on each distribution date to reflect any reductions resulting from the distribution of principal of those classes.

                                    The stated principal balance of each
                                    mortgage loan outstanding at any time
                                    represents the principal balance of that mortgage loan ultimately due and payable to the certificateholders. The stated principal balance of each mortgage loan initially will equal the cut-off date balance of that mortgage loan. On each distribution date it will be reduced by any payments or other collections or advances of principal of that mortgage loan that are distributed on the certificates on that date.

B. Pass-Through Rates.............. The pass-through rate applicable to the
                                    Class A and Class B Certificates for the initial distribution date will equal _____% per annum. With respect to any distribution date subsequent to the initial distribution date, the pass-through rate for the Class A Certificates and the Class B Certificates will not exceed the weighted average for that distribution date of the mortgage rates of the mortgage loans in the mortgage pool net of the trustee fee and the applicable servicing fee.

                                    The pass-through rate applicable to the
                                    Class C Certificates for any distribution date will not exceed the weighted average for that distribution date of the mortgage loans in the mortgage pool net of the trustee fee and the applicable servicing fee. The Class R Certificates will have no specified pass-through rate.

C. Distributions................... If you are a holder of record of a certificate, you will receive distributions on the certificates to the extent of available funds, on each distribution date. The final distribution on any certificate will be made after due notice by the master servicer and only upon presentation and surrender of your certificates at the location to be specified in that notice.

                                    In general, on each distribution date, for so long as the certificates remain outstanding, the master servicer will apply the entire amount available for distribution to the certificateholders for that date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                                    (1)      to distributions of interest to the
                                             holders of the Class A Certificates
                                             in accordance with their
                                             interest entitlements;

                                    (2)      to distributions of principal to
                                             the holders of the Class A
                                             Certificates in an amount equal to
                                             the funds available for
                                             distribution as principal for that
                                             distribution date until the
                                             certificate balance of the Class A
                                             Certificates is reduced to zero;

                                    (3)      to distributions of principal to
                                             the holders of the Class A
                                             Certificates in an amount equal to
                                             any portion of the certificate
                                             balance of the Class A Certificates
                                             for which there is no corresponding
                                             principal amount of mortgage loans;

                                    (4)      to distributions of interest to the
                                             holders of the Class B Certificates
                                             in accordance with their interest
                                             entitlements;

                                    (5)      to distributions of principal to
                                             the holders of the Class B
                                             Certificates in an amount equal to
                                             the funds available for
                                             distribution as principal for that
                                             distribution date until the
                                             certificate balance of the Class B
                                             Certificates is reduced to zero;

                                    (6)      to distributions of principal to
                                             the holders of the Class A
                                             Certificates in an amount equal to
                                             any portion of the certificate
                                             balance of the Class B Certificates
                                             for which there is no corresponding
                                             principal amount of mortgage loans;

                                    (7)      to distributions of principal to
                                             the holders of the Class B
                                             Certificates in an amount equal to
                                             any uncovered portion of the
                                             certificate balance of the Class B
                                             Certificates immediately prior to
                                             the distribution date, net of any
                                             distributions of principal made on
                                             the distribution date in respect of
                                             the Class A Certificates as
                                             described in the immediately
                                             preceding clause (6), until the
                                             certificate balance of the Class B
                                             Certificates is reduced to zero;

                                    (8)      to distributions of interest to the
                                             holders of the Class C Certificates
                                             in accordance with their interest
                                             entitlements;

                                    (9)      to distributions of principal to
                                             the holders of the Class C
                                             Certificates in an amount equal to
                                             the
                                             funds available for distribution as
                                             principal for that distribution
                                             date, until the certificate balance
                                             of the Class B Certificates is
                                             reduced to zero;

                                    (10)     to distributions of principal to
                                             the holders of the Class A
                                             Certificates and the Class B
                                             Certificates, in alphabetical order
                                             of their Class designations in an
                                             aggregate amount equal to any
                                             portion of the certificate balance
                                             of the Class C Certificates for
                                             which there is no corresponding
                                             principal amount of mortgage loans;
                                             and

                                    (11)     to distributions to the holders of
                                             the Class R Certificates in an
                                             amount equal to the remaining
                                             balance, if any, of the amount
                                             available for distribution to the
                                             certificateholders. See
                                             "Description of the
                                             Certificates--Distributions--
                                             Priority" in this supplement.

                                    Certain Investment Considerations; Mortgage
                                    Loan Prepayments. The yield on the offered certificates of either class will depend on, among other things, the pass-through rate for the certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on that certificate, which in turn will be affected by following:


                                    1.       the rate and timing of principal
                                             payments, including principal
                                             prepayments, on the mortgage loans;

                                    2.       the availability from time to time
                                             of an amount other than
                                             distributable principal to amortize
                                             the class balances of the offered
                                             certificates; and

                                    3.       the extent to which the items
                                             described in subclauses 1. and 2.
                                             are applied on any distribution
                                             date in reduction of the
                                             certificate balance of the class to
                                             which the offered certificate
                                             belongs, which will be dependent,
                                             in part, on the nature of such
                                             amounts. See "Description of the
                                             Certificates--Distributions--
                                             Priority" and "Distributions--
                                             Calculation of Principal
                                             Distributions" in this supplement.

                                    The mortgage loans may be prepaid at any time, subject, in the case of ____ mortgage loans, which represent _____% of the initial pool balance, to payment of a prepayment premium. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

D. Yield Considerations............ Yield. If you purchase an offered certificate at an amount equal to its unpaid principal balance, the effective yield to you (assuming that there are no interest shortfalls and assuming the full return of the purchaser's investment principal) will approximate the pass-through rate on that certificate. If you pay less or more than the unpaid principal balance of the certificate, then, based on the assumptions set forth in the preceding sentence, the effective yield to you will be higher or lower, respectively, than the pass-through rate on that certificate, because the related discount or premium will be amortized over the life of the certificate.

                                    Any deviation in the actual rate of
                                    prepayments on the mortgage loans from the rate assumed by you will affect the period of time over which, or the rate at which, the discount or premium will be amortized and, consequently, will change your actual yield from that anticipated.

                                    Reinvestment Risk. As stated above, if an offered certificate is purchased at par, fluctuations in the rate of distributions of principal will generally not affect the yield to maturity of that certificate. However, the total return on any purchaser's investment, including that of an investor who purchases at par, will be reduced to the extent that principal distributions received on its certificate cannot be reinvested at a rate as high as the pass-through rate of the certificate. You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at low prevailing interest rates may be relatively large. Conversely, low rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During periods of high prevailing market interest rates, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to an investor for reinvestment at high prevailing interest rates may be relatively small.

                                    Weighted Average Life Volatility. One
                                    indication of the effect of varying
                                    prepayment rates on a security is the change in its weighted average life. The "weighted average life" of an offered certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to you. Low rates of prepayment may result in the extension of the weighted average life of a certificate; high rates may result in the shortening of the weighted average life of a certificate. In general, if the weighted average life of a certificate purchased at par is extended beyond that initially anticipated, the certificate's market value may be adversely affected, even though the yield to maturity on the certificate is unaffected. The weighted average lives of the offered certificates, under various prepayment scenarios, are displayed in the table appearing under the heading "Yield and Maturity Considerations--Weighted Average
                                    Life" in this supplement. [The following disclosure is applicable to stripped interest certificates. The Class S Certificates are interest-only certificates and are not entitled to any distributions in respect of principal, the yield to maturity of the Class S Certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class S Certificates. See "Risk Factors--Yield Sensitivity of the Class S Certificates" and "Yield and Maturity Considerations--Yield Sensitivity of the Class S Certificates" in this supplement.]

P&I Advances....................... [Subject to a recoverability determination, the master servicer is required to make
                                    advances with respect to each distribution date in an amount that is generally equal to the aggregate of:

                                    o        all delinquent payments of
                                             principal and interest, net of
                                             related servicing fees, on the
                                             mortgage loans, other than
                                             delinquent balloon payments,
                                             scheduled to be due during the
                                             related due period;

                                    o        in the case of each mortgage loan
                                             delinquent in respect of its
                                             balloon payment, an amount equal to
                                             30 days' interest on the mortgage
                                             loan, net of related servicing
                                             fees, but only to the extent that
                                             the related borrower has not made a
                                             payment sufficient to cover 30
                                             days' interest on the mortgage loan
                                             under any forbearance arrangement
                                             or otherwise, which payment has
                                             been included in the available
                                             distribution amount for that
                                             distribution date; and

                                    o        in the case of each REO property,
                                             an amount equal to 30 days' imputed
                                             interest with respect to each REO
                                             property, net of related servicing
                                             fees, but only to the extent that
                                             the amount is not covered by any
                                             net income from the related REO
                                             property included in the available
                                             distribution amount for that
                                             distribution date.

                                    The master servicer will be entitled to
                                    interest on any advances made, and certain servicing expenses incurred at an annualized rate equal to ____% and will be paid, contemporaneously with the reimbursement of the advance or the servicing expense, out of general collections on the mortgage pool then on deposit in the certificate account. See "Description of the Certificates--P&I Advances" in this supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling
                                    Agreements--Certificate Account" in the
                                    prospectus.]

Subordination...................... The rights of holders of the Class B
                                    Certificates and the Class C Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated to the rights of holders of the

                                    Class A Certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation.

                                    This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates of the full amount of their interest entitlement on each distribution date and the ultimate receipt by Class A Certificate holders of principal equal to the entire certificate balance of the Class A Certificates. Similarly, but to a lesser degree, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates of the full amount of their interest entitlement on each distribution date and the ultimate receipt by Class B Certificate holders of principal equal to the entire certificate balance of the Class B Certificates.

                                    We use subordination to protect more senior classes of certificates by applying the amount available for distribution to the certificateholders on each distribution date in the order described above in this summary under "Description of the
                                    Certificates--Distributions". No other form of credit support will be available for the benefit of the holders of the offered certificates.

Optional Termination............... At its option, the master servicer may purchase all of the mortgage loans and REO properties, and effect termination of the trust fund and early retirement of the then outstanding certificates, on any distribution date on which the remaining aggregate stated principal balance of the mortgage pool is less than ___% of the initial pool balance. See "Description of the Certificates--Termination" in this supplement.

Certain Federal Income Tax
   Consequences.................... You will be required to report income derived from the offered certificates in accordance with the accrual method of accounting.

                                    [We anticipate that the Class _____
                                    Certificates will be issued with original issue discount in an amount equal to the excess of the initial class certificate balances thereof (plus _____ days of interest at the pass-through rates thereon) over their respective issue prices, including accrued interest. We also anticipate that the Class _____ Certificates will be issued at a premium and that the Class _____ Certificates will be issued with de minimis original issue discount for federal income tax purposes. Although not free from doubt, it is anticipated that the Class _____ Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of principal and interest on the principal over their issue price, including accrued interest, and we intend to report income in respect of the Class __ Certificates in this manner.] See "Material Federal Income Tax Consequences" in the prospectus.

ERISA Considerations............... If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                    Section 4975 of the Internal Revenue Code or whether there exists any statutory or administrative prohibited transaction exemption applicable to an investment in the offered certificates.

                                    [The U.S. Department of Labor has issued to Bear, Stearns & Co. Inc. an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-33, as amended by Prohibited Transaction Exemption 97-34. This generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriter, Bear, Stearns & Co. Inc., and the servicing and operation of related asset pools, provided that certain conditions are satisfied.]

                                    [We expect that Prohibited Transaction
                                    Exemption 90-33 will generally apply to the Class A Certificates, but it will not apply to the Class B Certificates. As a result,] no transfer of a [Class B] Certificate or any interest in the Class B Certificate may be made to a Plan or to any person who is directly or indirectly purchasing the [Class B] Certificate or interest in the Class B Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a plan, unless the prospective transferee, at its own expense, provides the certificate registrar with a certification and an opinion of counsel which establish to the certificate registrar's satisfaction that the proposed transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Internal Revenue Code or cause the master servicer or the trustee to be deemed a fiduciary under Section 406 of ERISA or Section 4975 of the Internal Revenue Code Plan or result in the imposition of an excise tax under Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this supplement and in the prospectus.

Rating............................. It is a condition of their issuance that the
                                    Class A and Class B Certificates be rated not lower than "___" and "___", respectively, by _________________. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of mortgage loans, or the corresponding effect on yield to investors.

                                    [The following disclosure is applicable to stripped interest certificates. A security rating does not address the frequency or likelihood of voluntary or involuntary prepayments of mortgage loans, or the possibility that, as a result of prepayments, investors in the Class S Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment.] See "Rating" in this prospectus and "Risk Factors--Limited Nature of Ratings" in the prospectus.

Legal Investment................... [The Class A Certificates will constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as they are rated in one of the two highest ratings categories by one or more nationally recognized statistical rating organizations. Therefore, they are legal investments for certain entities to the extent provided in SMMEA and the trust fund consists of mortgage loans, each of which is secured by a first priority lien on a single parcel of real estate upon which is located a dwelling or a mixed residential and commercial structure or a residential manufactured home. These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal law. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by federal or state regulatory authorities, on the investment by these types of institutions in some kinds of mortgage related securities.]

                                    [The Class B Certificates will not be
                                    "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Class B Certificates, may be subject to significant interpretative uncertainties.]

                                    You should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them. See "Legal Investment" in this supplement and in the prospectus.

                                  RISK FACTORS

     In deciding whether to purchase any offered certificates, you should consider the following risk factors as well as the risk factors that begin on page 12 of the prospectus.

Risk Factors Relating to the Certificates

     The certificates are supported by limited assets. If the distributable amount is insufficient to make payments on your certificates in accordance with the priority of payments and the subordination arrangements described in this supplement, no other assets will be available to you for payment of the deficiency.

     The rate of prepayment of the mortgage loans in the pool may adversely affect the yield on your investment. The yield on your certificates will be affected by a variety of factors described in greater detail in the prospectus under "Risk Factors--Prepayments, Average Life of Certificates, Yields". These include:

         o        the related pass-through rate;

         o the purchase price paid for the certificates, and whether that price represents a premium over or discount to the principal amount represented by that certificate;

         o the rate and timing of principal payments, including voluntary and involuntary principal prepayments of the mortgage loans, delinquent payments on the mortgage loans and principal losses on the mortgage loans; and

         o the extent to which principal payments are allocated on any distribution date in reduction of the certificate balance of the class to which the certificates belong.

     We cannot predict the actual rate of prepayment of principal of the mortgage loans in the pool. See "Risks Relating to the Certificates--Enforcement of Prepayment Restrictions" below for a more complete discussion of prepayment issues.

     If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the pool will result in an actual yield that is lower than your expected yield. Conversely, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans in the pool will result in an actual yield that is lower than your expected yield. Insofar as your initial investment in any offered certificate is repaid, you may not be able to reinvest your initial investment in an alternative investment with a yield comparable to the yield on your offered certificates.

     The investment performance of your certificates may vary materially and adversely from your investment expectations due to voluntary or involuntary prepayments on the mortgage loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your certificates.

     [The following disclosure is applicable to stripped interest certificates.] If you purchase Class S Certificates, your yield to maturity will be extremely sensitive to the rate and timing of principal payments, including prepayments, and principal losses with respect to the mortgage loans. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments and/or principal losses on the mortgage pool could result in the failure by investors in the Class S Certificates to fully recoup their initial investments. For additional information regarding the yield on Class S Certificates, you should also review the sections in this supplement titled "Description of the Mortgage Pool", "Description of the Certificates--Distributions" and "--Subordination" and "Yield and Maturity Considerations".

     Enforcement of prepayment restrictions will generally result in a lower rate of prepayment but may not be effective in all circumstances to protect the lender's yield. All of the mortgage loans in the pool contain provisions prohibiting voluntary prepayments for a specified amount of time after origination and/or allow voluntary prepayments only with the payment of an additional charge intended to compensate the lender for foregone interest for a specified amount of time from origination. The existence of prepayment premiums generally will result in prepayments of the mortgage loans in the pool occurring at a lower rate than would have been the case if the borrowers were not required to pay that additional amount. However, prepayment premiums may not be effective in all circumstances to protect the lender's yield, for example:

         o in some circumstances, including without limitation markedly low interest rate environments, the terms of refinancing or sale may be so attractive that borrowers will prepay their mortgage loans notwithstanding the obligation to pay prepayment premiums,

         o prepayment premiums may be unenforceable under state or federal law, including federal bankruptcy law, in some cases, particularly if they are required to be paid following a default, and

         o state or federal laws, including federal bankruptcy law, may limit the amount that may be collected from a borrower.

     Even if the requirement to pay a prepayment premium following default is enforceable, the foreclosure proceeds received with respect to a defaulted mortgage loan may be insufficient to make the required payment. For a description of prepayment premiums, see "Yield and Maturity Considerations" in this supplement.

     Changes in concentrations in the types of properties securing the mortgage loans in the pool may result from prepayments which may affect the yield on your investment. To the extent that any borrower pays down the principal of a mortgage loan, including balloon payments, the remaining mortgage loans in the pool as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location.

     The trust may become liable for the costs of environmental clean-up. [The mortgage loan seller has represented and warranted in the mortgage loan purchase agreement that an environmental site assessment was conducted in connection with the origination of each mortgage loan in the pool. Furthermore, the mortgage loan seller has agreed that, in the event there is a material breach of its representation and warranty, it will either cure the breach or repurchase the affected mortgage loan. The mortgage loan seller's representations and warranties regarding the mortgage loans set forth in the mortgage loan purchase agreement will be assigned, together with the related cure and repurchase obligations, by us to the trustee in connection with our assignment of its interests in the mortgage loans. Furthermore, the mortgage loan seller's repurchase obligation will constitute the sole remedy to you and the trustee if there is any material breach of the mortgage loan seller's representation and warranty, and neither we nor any of our affiliates will be obligated to repurchase the affected mortgage loan if the mortgage loan seller defaults on its obligation to do so. You should also review "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this supplement.]

     [A "Phase I" environmental site assessment was performed at each of the mortgaged properties during the 12-month period prior to the date of origination of the related mortgage loan. In some cases, the environmental consultant identified a condition or circumstance:

         o which was remediated or for which an escrow for remediation costs has been established; and/or

         o for which an entity other than the related borrower is responsible either for remediation or for paying the cost of remediation; and/or

         o for which the consultant recommended an operations and maintenance plan or periodic monitoring of the subject properties and/or nearby properties, which recommendations were required to be implemented in a manner consistent with industry-wide practices.]

     ["Phase II" testing was performed with respect to __ mortgaged properties, and with respect to ___ of the mortgaged properties that were tested, the environmental consultant concluded that no further action was necessary.]

     Federal law requires owners of multifamily housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the related hazards to pregnant women and young children. Property owners may be liable for tenant injuries from exposure to lead-based paint under federal and state laws that impose affirmative discovery and remediation obligations on owners of multifamily housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at some of the multifamily properties. In these cases, the borrowers have either implemented operations and maintenance programs or have removed or are in the process of removing the lead-based paint.

     [The pooling and servicing agreement requires the special servicer to obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title to the mortgaged property or assuming its operation. This restriction may delay enforcement of the security for the related mortgage note and will interfere with the ability of the master servicer or special servicer to foreclose on a mortgaged property if a satisfactory environmental site assessment is not obtained or if required remedial action is not taken. This prohibition is meant to decrease the likelihood that the trust will become liable for an environmental condition at any mortgaged property. However, we cannot assure you that the requirements of the pooling and servicing agreement will completely protect the assets of the trust from liability for an environmental condition.

     For additional information regarding environmental risks associated with mortgaged properties, you should also review the sections in this supplement titled "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     A tax may be imposed on the trust if the trust acquires a mortgaged property subsequent to a default which will receive the net proceeds available to you. If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the REO property. Any "net income from foreclosure property" arising from that manner of operation and management, other than qualifying "rents from real property", as defined in Section 856(d) of the Internal Revenue Code, will subject the trust to federal and possibly state or local tax on income derived from that source at the highest marginal corporate tax rate, currently 35%, and in some cases may subject the trust to a "prohibited transaction" tax on any net income from foreclosure property at a rate of 100%. This tax will reduce net proceeds available for distribution to you and to other certificateholders. The trust will generally be permitted to receive taxable "net income from foreclosure property" if the special servicer determines that the net after-tax recovery to the trust would be greater than it would be if the related REO property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property" or if the property could not reasonably be so leased.

     You have very limited rights to participate in decisions regarding the trust. Your certificates generally do not entitle you to vote, except with respect to required consents to certain amendments to the pooling and servicing agreement and, if certain conditions are met, with respect to votes to replace parties to the pooling and servicing agreement. Generally, you have only very limited rights to participate in decisions with respect to the administration of the trust because the pooling and servicing agreement provides that decisions are generally made by the master servicer, the trustee or the special servicer, as applicable.

     Any decision made by one of those parties in respect of the trust, even if, as determined by that party in its good faith and reasonable judgment to be in your best interest, may be contrary to the decision that would have been made by you and may negatively affect your interests.

     If the master servicer and/or special servicer purchase all or a portion of the certificates, the master servicer and/or special servicer may be subject to a conflict of interest. The master servicer, the special servicer or one or more of their respective affiliates may purchase all or a portion of the certificates. In the event the master servicer and/or special servicer purchase all or a portion of the certificates, the master servicer and/or special servicer may be subject to a conflict of interest because it would have an economic interest in the trust that is distinct from that of holders of other classes of certificates. However, the pooling and servicing agreement requires the master servicer and the special servicer to service mortgage loans in accordance with specified objective standards and without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of either.

     For additional information regarding the obligations of the master servicer and special servicer, you should also review the section in this supplement titled "Servicing of the Mortgage Loans".

     The underwriters may be affiliated with the mortgage loan sellers and may be subject to conflicts of interest arising from the related mortgage loan seller's desire to consummate a sale of its mortgage loans to the trust.

     If you hold subordinate certificates, the sequential pay and subordination features of these certificates may result in delays and reductions in payments to you. The sequential pay and subordination features governing the priority of distributions to certificateholders may result in delays in the payment of interest and/or principal to any subordinated class of certificates or to the reduction of the related certificate balance in connection with the allocation of a collateral support deficit which may remain unreimbursed. Any delay or reduction described in the preceding sentence will adversely effect the yield to maturity of one or more classes of certificates. See "Description of the Certificates--Subordination" in this supplement for more information.

     Computer systems may malfunction and affect the ability of the master servicer, the special servicer and the trustee to perform basic functions if they do not attain Year 2000 readiness. The change of date on January 1, 2000 may have a disruptive effect on the ability of computerized systems relied on by the master servicer, the special servicer and the trustee to perform basic functions. These disruptions could affect the following functions, among others:

         o processing information with respect to the mortgage loans in the pool and the certificates;

         o        collecting payments on the mortgage loans;

         o        remitting payments to certificateholders; and

         o        servicing the mortgage loans in the pool.

     You could be adversely affected if the computer systems of the master servicer, the special servicer or the trustee are not fully Year 2000 capable before January 1, 1999. The master servicer, the special servicer and the trustee have made representations in the pooling and servicing agreement with respect to the steps that they are taking to address the Year 2000 problem.

Risk Factors Relating to the Mortgage Loans

     Some or all of the mortgage loans in the pool will be non-recourse loans for which recourse will be restricted or unenforceable. The mortgage loans in the pool will not be an obligation of, or be insured or guaranteed by, any governmental entity, or private mortgage insurer.

     Each mortgage loan in the pool generally is a non-recourse loan as to which, in the event of a default under the mortgage loan, other than a default resulting from fraud or other willful misconduct of the borrower, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment on each mortgage loan prior to maturity is dependent primarily on the income from, and the value of, the related mortgaged property. Moreover, even if a mortgage loan provides for recourse to a borrower or its affiliates, there can be no assurance that the trust ultimately could collect sums due under the mortgage loan. We have not evaluated the significance of the recourse provisions of any of a number of mortgage loans in the pool that may provide for recourse against the related borrower or another person in the event of a default. Accordingly, you should consider all of the mortgage loans in the pool to be non-recourse loans.

     Repayment of the mortgage loans in the pool may depend on the successful operation of the mortgaged properties. The mortgaged properties consist entirely of income producing real estate. Lending on the security of commercial and multifamily properties is generally viewed as riskier than lending on the security of single-family residential real estate. This is because commercial and multifamily real estate lending typically involves larger loans than single-family lending and because repayment is dependent on the successful operation of the related real estate project.

     The ability of a mortgaged property to generate sufficient net operating income to pay debt service on the related mortgage loan may be adversely affected by a number of factors, including:

         o        the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o        the proximity and attractiveness of competing properties;

         o new construction in the same real estate market as the property;

         o        the adequacy of the property's management and maintenance;

         o        an increase in operating expenses for the property;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o        a decline in the financial condition of a major tenant;

         o        an increase in vacancy rates; and

         o        a decline in rental rates as leases are renewed or replaced.

     Other factors that may adversely affect the ability of a mortgaged property to generate net cash flow are more general in nature, including without limitation:

         o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o local real estate conditions, including without limitation an oversupply of retail space, office space or multifamily housing;

         o        demographic factors;

         o        customer tastes and preferences; and

         o        retroactive changes in building codes.

     The volatility of net cash flow generated by a mortgaged property will be influenced by many of the foregoing factors, as well as by:

         o        the length of tenant leases;

         o        the creditworthiness of tenants;

         o        the rate at which new rentals occur;

         o the percentage of total property expenses in relation to revenues;

         o the ratio of fixed operating expenses to those that vary with revenues; and

         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Mortgaged properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, including without limitation health-care facilities and hotel properties, can be expected to have more volatile cash flows than mortgaged properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net cash flow of those mortgaged properties with short-term revenue sources than on mortgaged properties with more sources of revenue and may lead to higher rates of delinquency or defaults than would be experienced by those properties with medium- to long-term leases from creditworthy tenants.

     Mortgage loans may have balloon payments which involve a greater risk to the lender because the ability of the borrower to make the balloon payment depends upon its ability to refinance the loan or sell the related mortgaged property. ___ of the mortgage loans in the pool, representing approximately ____% of the initial pool balance, do not fully amortize over their stated term to maturity and will have substantial payments of principal due at maturity unless previously prepaid.

     Loans that require balloon payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a balloon payment will depend on its ability either:

         o        to refinance the mortgage loan; or

         o        to sell the related mortgaged property.

     The ability of a borrower to accomplish either of these goals will be affected by all of the factors described in this supplement affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including:

         o        the level of available mortgage rates; and

         o the availability of credit for properties of the applicable type generally.

     In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the master servicer to extend and modify mortgage loans that are in material default or as to which a payment default, including the failure to make a balloon payment, is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" in this supplement. We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether the delay is due to borrower default or to modification of the related mortgage loan by the master servicer, will likely extend the weighted average life of that class of offered certificates. For more information, you should also review "Yield and Maturity Considerations" in this supplement and in the prospectus.

     The success of each mortgaged property depends on the performance and viability of the property manager. Each mortgaged property is managed by a property manager or by the borrower itself. In many cases the property manager is an affiliate of the borrower. The successful operation of real estate is largely dependent on the performance and viability of the property manager. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing rental rates and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

     We cannot give you any assurance regarding the performance of any property manager or operator that is currently in place or that may be put in place upon the expiration or termination of current management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers generally are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. We cannot assure you that the property managers will always be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout their respective terms.

     Default rates may be higher for borrowers of adjustable rate mortgage loans. _____ of the mortgage loans in the pool, which represent ____% of the initial pool balance, are ARM loans. Increases in the required monthly payments on ARM loans in excess of those assumed in the original underwriting of those loans may result in a default rate higher than that on mortgage loans in the pool with fixed mortgage rates.

     Tenant concentration entails risk because a single tenant's or a few tenants' financial condition may adversely affect the net cash flow generated by the mortgage pool as a whole. In those cases where a mortgaged property is leased to a single tenant, or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of that tenant can have particularly significant effect on the net cash flow generated by the mortgaged property. If any major tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially more severe than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

     __ of the mortgaged properties, representing security for approximately
___% of the initial pool balance, are each leased to a single tenant.

     In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

     These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan.

     Tenant bankruptcy entails special risk. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular mortgaged property may adversely affect the income produced by the particular mortgaged property.

     Under the federal bankruptcy code, a tenant has the option of assuming or rejecting an unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless the tenant has pledged collateral to secure the landlord's claim. The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, which are unrelated to the rejection, plus the lesser of: either the greater of one year's rent or 15% of the remaining reserved rent; and three years' rent.

     The bankruptcy or insolvency of a tenant could result in a substantial delay in receipt by the landlord of the amount of its claim, as well as a substantial delay in the ability of the landlord to relet the tenant's space. In addition, depending on the assets of the bankrupt tenant, the full amount of the landlord's claim for breach of the lease may never be ultimately paid.

     Certain additional risks relating to tenants. The mortgaged properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Most of the mortgaged properties are in whole or in part occupied under leases that expire during the respective terms of the related mortgage loans.

Moreover, if a tenant at any mortgaged property defaults in its lease obligations, or if a tenant attempts to use a foreclosure by a lender to avoid paying above-market rental payments notwithstanding its obligation to attorn to the lender, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, potentially including costs incurred in renovating and reletting the property.

     We cannot give you any assurance that tenants will renew leases upon expiration or, in the case of renewal, whether the renewal rent will be equal to the rent previously paid or, in the case of a commercial tenant, that it will continue to operate throughout the term of its lease. A borrower would be adversely affected if its tenants were unable to pay rent or if the borrower could not rent space on favorable terms or at all. In addition, upon reletting or renewing existing leases, the borrower under a mortgage loan secured by commercial properties will likely be required to pay leasing commissions and tenant improvement costs, which may adversely affect cash flow from the mortgaged property. We cannot give you any assurances as to whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     Certain risks relating to ground leases. Upon the bankruptcy of a landlord or a tenant under a ground lease, the bankrupt entity has the right to assume, that is, continue, or reject, that is, terminate, the ground lease.

     Pursuant to Section 365(h) of the United States Bankruptcy Code, a tenant under a ground lease that has been rejected by the bankrupt ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals, of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a bankrupt tenant under a ground lease rejects the related ground lease, the holder of a mortgage secured by the leasehold interest would have the right to succeed to the ground lessee's position under the ground lease only if the ground lessor had specifically granted that right to the ground lessee. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee, the master servicer may be unable to enforce the bankrupt ground lessee's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as having been terminated. In such circumstances, the ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Geographic concentration of mortgaged properties in a particular area increases the exposure of the mortgage pool as a whole to adverse conditions in that area and may affect the yield on your investment. A concentration of mortgaged properties in a particular state, region or locale increases the exposure of the mortgaged pool to adverse conditions in that state, region or locale that may reduce the mortgaged property's income and its foreclosure value. Adverse conditions may include:

         o general economic or demographic conditions in the state, region or locale or adverse developments affecting an industry that is concentrated in the state or region;

         o        real estate market conditions in the state or region;

         o        state or local government regulations;

         o natural disasters, including earthquakes, floods, tornadoes and hurricanes, which may not be fully covered by insurance; and

         o other factors that are beyond the control of the related borrower.

     Certain states or geographic regions may be more severely affected by the above factors than other states or regions, and to the extent that there is a concentration of mortgaged properties or borrowers in the state or region, the impact on the trust may be more significant than would be the case if the properties were more geographically diversified.

     ___ mortgaged properties, representing security for approximately ____% of the initial pool balance, are located in _________.

     Concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than if the pool was more evenly distributed and you may therefore experience less yield on your investment as a result. Several of the mortgage loans in the pool have cut-off date balances that are substantially higher than the average cut-off date balance of the mortgage loans, which is approximately $__________.

     The largest mortgage loan has a cut-off date balance of approximately $__________ and represents approximately ____% of the initial pool balance.

     The ten largest mortgage loans have an aggregate cut-off date balance of approximately $__________ and represent, in the aggregate, approximately ____% of the initial pool balance.

     If there is a high concentration of loans to related borrowers, the financial condition of these borrowers will have a significant impact on the mortgage pool. Certain groups of mortgage loans in the pool consist of non-cross-collateralized and non-cross-defaulted mortgage loans that have been made to the same borrower or to separate borrowers with common principals.

     If a mortgage pool has a high concentration of loans to related borrowers, the financial difficulties of a borrower could have a greater impact on the mortgage pool than it would if the borrower and its affiliates represented a smaller proportion of the mortgage pool.

     Mortgaged properties that are owned by a group of related borrowers are likely to have common management. To the extent that mortgaged properties owned by a group of related borrowers have common property management, any financial or other difficulties experienced by the property manager would have a greater impact on the mortgaged properties than would be the case if the properties did not have common management.

     In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, including a common general partner or the owner of a common general partner, would have a greater impact on the mortgage pool than a financial failure or bankruptcy filing involving only one of several borrowers without that affiliation. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the trustee on the related mortgaged property, and the master servicer is required to make advances through liquidation unless the master servicer determines that the advances will not be recoverable.

     Mortgage loans with cross-collateralization arrangements may be susceptible to fraudulent conveyance risk. _____ separate groups of mortgage loans in the pool with an aggregate cut-off date balance of approximately $____________, representing approximately _____% of the initial pool balance, provide for some form of cross-collateralization between the mortgage loans in each such group.

     The purpose of cross-collateralization arrangements is to reduce the risk of default or ultimate loss as a result of the inability of a mortgaged property to generate sufficient net cash flow to pay debt service on the related mortgage loan. However, cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of an insolvent borrower or its bankruptcy trustee. A challenge related to fraudulent conveyance could eliminate or reduce the benefits of cross-collateralization with respect to one or more groups of cross-collateralized mortgage loans.

     In general, a pledge or transfer may be set aside as a fraudulent conveyance if a court finds that the following circumstances exist:

         o Insufficient Consideration. The pledgor or transferor did not receive fair consideration or reasonably equivalent value in exchange for its agreement to pledge its property for the equal benefit of the other borrower; and

         o Insolvency. The pledgor or transferor either: was insolvent at the time of granting the lien on its property; or was rendered insolvent as a result of granting the lien on its property; or intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as the debts matured.

     A borrower may be maintaining other financing that could reduce cash flow from the related property and increase the risk of borrower default and bankruptcy. _____ mortgage loans, with an aggregate cut-off date balance of approximately [$__________], representing approximately _____% of the initial pool balance, permit the related borrower to maintain subordinate financing secured by a lien on an interest in the related mortgaged property that was in existence on the date of origination of the related mortgage loan in the pool. Each lender of existing subordinate secured debt has entered into a subordination and standstill agreement pursuant to which, among other provisions, the lender has agreed to subordinate all payments due under the related subordinate debt, including assignments of leases and rents, to the payment obligations under the related mortgage loan, and the subordinate lender has agreed that it will not take any action to enforce its rights under the related subordinate mortgage until the related mortgage loan has been paid in full, even if there is a default under the subordinate debt.

     The existence of additional debt may increase the riskiness of a mortgage loan for several reasons, including the following:

         o Reduced Cash Flow. Additional debt service requirements may reduce cash available for property maintenance, thereby reducing the value of the mortgaged property.

         o Refinancing. A borrower with additional debt outstanding when a mortgage loan matures may have more difficulty refinancing the mortgage loan and, if the mortgage loan requires the borrower to make a significant payment of principal at maturity, the borrower could be at risk of defaulting on that payment.

         o Bankruptcy Risks. Additional debt increases the risk that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings delaying foreclosure on the mortgaged property. In addition, if the holder of additional debt becomes bankrupt or insolvent, the trustee's ability to foreclose on the related mortgage loan could be delayed. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" and "--Subordinate Financing" in the prospectus.

     Recently constructed properties do not have operating histories. [____] of the mortgaged properties, securing mortgage loans in the pool with a cut-off date balance of approximately $__________, representing approximately _____% of the initial pool balance, were constructed after January 1, 1998 and consequently do not have significant operating histories. There can be no assurance that the businesses operated at these recently constructed mortgaged properties will be successful. There can be no assurances that current occupancy levels of these recently constructed mortgaged properties will be maintained or that full occupancy will be achieved or maintained. There also can be no assurance that as yet undiscovered physical or design problems with the recently constructed mortgaged properties will not adversely affect occupancy levels of any of the ___ mortgaged properties.

         Changes in zoning laws may adversely affect the borrower's property and as a result adversely affect that borrower's ability to meet its mortgage loan obligations. Due to changes in applicable building and zoning ordinances and codes affecting some of the mortgaged properties which have come into effect after the construction of improvements on the mortgaged properties and for other reasons, some of these improvements may not comply fully with current zoning laws, including density, use, parking and setback requirements, but in certain cases qualify as permitted non-conforming uses. The changes in the applicable zoning laws may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect to the premises and, to the extent law and ordinance insurance coverage is not in place, may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow.

         Compliance with the Americans with Disabilities Act may impose additional costs on a borrower and adversely affect its ability to meet its mortgage loan obligations. Under the Americans with Disabilities Act of 1990, public accommodations are required to meet applicable federal requirements related to access and use by disabled persons. If a mortgaged property does not currently comply with the Americans with Disabilities Act, the related borrower may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. These costs could have an adverse effect on a borrower's ability to pay debt service on the related mortgage loan.

         Litigation involving a borrower may have an adverse effect on its ability to meet its mortgage loan obligations. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. We cannot assure you that litigation will not have a material adverse effect on the performance of the related mortgaged properties and, thus, the distributions to certificateholders.

         The mortgage pool may include delinquent mortgage loans that may affect the yield on your investment. The mortgage pool will include ___ mortgage loans, representing ____% of the initial pool balance, that [describe generally the characteristics of those delinquent mortgage loans, if any, included in the mortgage pool]. The amount of any applicable credit support provided to a class of certificates may not cover all losses and shortfalls related to the delinquent mortgage loans, and you should consider the risk that the inclusion of these mortgage loans in the mortgage pool may adversely affect the rate of defaults and prepayments in respect of the mortgage pool and the yield on the offered certificates. You should also review "Risk Factors--Delinquent Mortgage Loans" in the prospectus.

         Forward Looking Statements. Whenever we use words like "intends", "anticipates" or "expects" or similar words in this supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this supplement speak only as of the date of this supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this supplement to reflect any change in our expectation with respect to the subject of forward-looking statement or to reflect any change in events, conditions or circumstances on which any forward-looking statement is based.

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The trust fund will consist primarily of ___ conventional, mortgage loans with an initial pool balance of $_______________. Each mortgage loan is evidenced by a mortgage note and secured by one or more first lien mortgages, deeds of trust or similar instruments on a mortgaged property consisisting of a fee simple estate, a leasehold estate or a mixed fee simple and leasehold estate in a multifamily or commercial property. Generally whenever we refer to "mortgage loans," "mortgaged properties" "mortgages" and the like we are only referring to those that relate to the mortgage loans that are in the mortgage pool unless the context makes clear otherwise.

     All percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this supplement without further description are approximate percentages by aggregate Cut-off Date balance.

     The mortgage loans will be acquired by us on or before the closing date of the securitization from __________________ , the mortgage loan seller, which either originated the mortgage loans or acquired them from their respective originators. See "--The Mortgage Loan Seller" in this supplement.

     The mortgage loans in the pool were originated between 19__ and 20__. [While we have caused to be undertaken a limited review of the records and files related to the mortgage loans in connection with the issuance of the certificates, none of the mortgage loans was "re-underwritten" or subjected to the type of review that would typically be made in respect of a newly originated mortgage loan. All of the mortgaged properties were inspected by or on behalf of us within the ____ month period preceding the Cut-off Date to assess their general condition, which in virtually all cases was determined to be average or better. However, no mortgaged property was re-appraised by or on behalf of us to assess its current value, and no evaluation was made as to the extent of deferred maintenance at any mortgaged property or whether adequate reserves, if any, have been escrowed to cover the deferred maintenance.]

Certain Payment Characteristics

     ___ of the mortgage loans, which represent ___% of the initial pool balance, have Due Dates that occur on the first day of each month. The remaining mortgage loans have Due Dates that occur on the ______ (____% of the mortgage loans), _____ (____% of the mortgage loans), _____ (____% of the mortgage loans), and _______ (____% of the mortgage loans) day of each month, respectively.

     The ARM Loans, which represent ____% of the initial pool balance, bear interest at Mortgage Rates that are subject to adjustment on periodically occurring Interest Rate Adjustment Dates by adding the related Gross Margin to the value of a base index, subject in ______ cases to rounding conventions and lifetime minimum and/or maximum Mortgage Rates and, in the case of ________ mortgage loans, which represent ____% of the initial pool balance, to periodic minimum and/or maximum Mortgage Rates. The remaining mortgage loans are Fixed Rate Loans. [None of the ARM Loans is convertible into a Fixed Rate Loan.]

     [Identify mortgage loan index] The adjustments to the Mortgage Rates on the ARM Loans may in each case be based on the value of the related Index as available a specified number of days prior to an Interest Rate Adjustment Date, or may be based on the value of the related Index as most recently published as of an Interest Rate Adjustment Date or as of a designated date preceding an Interest Rate Adjustment Date. ____ of the ARM Loans, which represent ___% of the initial pool balance, provide for Interest Rate Adjustment Dates that occur monthly; ____ of the ARM Loans, which represent ___% of the initial pool balance, provide for Interest Rate Adjustment Dates that occur semi-annually; and the remaining ARM Loans provide for Interest Rate Adjustment Dates that occur annually.

     The monthly payments on each ARM Loan are subject to adjustment on each Payment Adjustment Date to an amount that would amortize fully the principal balance of the mortgage loan over its then remaining amortization schedule and pay interest at the Mortgage Rate in effect during the one-month period preceding the Payment Adjustment Date. The ARM Loans provide for Payment Adjustment Dates that occur on the Due Date following each related Interest Rate Adjustment Date.

     All of the mortgage loans in the pool provide for monthly payments of principal based on amortization schedules that are significantly longer than the remaining terms of the mortgage loans, thereby leaving substantial principal amounts due and payable on their respective maturity dates, unless prepaid prior thereto.

     No mortgage loan currently prohibits principal prepayments; however, [some] of the mortgage loans in the pool impose Prepayment Premiums in connection with full or partial prepayments. Prepayment Premiums are payable to the master servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the master servicer in accordance with the servicing standard described under "Servicing of the Mortgage Loans--General" in this prospectus.

[The Index]

[Describe Index and include 5-year history.]

Delinquent Mortgage Loans

     As of the Cut-Off Date, [no] mortgage loan was more than 30 days delinquent in respect of any monthly payment.

 [Describe those delinquent mortgage loans, if any, included in the trust fund.]

Additional Mortgage Loan Information

     The following tables set forth the specified characteristics of, in each case as indicated, the ARM Loans, the Fixed Rate Loans or all the mortgage loans. The sum in any column may not equal the indicated total due to rounding.

     The following table sets forth the range of Mortgage Rates on the mortgage loans as of the Cut-off Date:

                      Mortgage Rates as of the Cut-Off Date

Range of Mortgage      Number of Mortgage      Aggregate Cut-off                            Percent by Aggregate
      Rates                  Loans               Date Balance         Percent by Number     Cut-off Date Balance



Total

Weighted Average Mortgage Rate (All Loans):  ______% per annum
Weighted Average Mortgage Rate (ARM Loans): ____% per annum
Weighted Average Mortgage Rate (Fixed Rate Loans): _____% per annum


     The following table sets forth the range of Gross Margins for the ARM
Loans:

                         Gross Margins for the ARM Loans

Range of Gross Margins                         Aggregate Cut-off                            Percent by Aggregate
       (%)             Number of Arm             Date Balance         Percent by Number     Cut-off Date Balance



Total

Weighted Average
Gross Margin: ______%


     The following table sets forth the frequency of adjustments to the Mortgage Rates and monthly payments of the ARM Loans:

     Frequency of Adjustments to Mortgage Rates and Monthly Payments for the ARM Loans.

                                                                                                       Percent by
                                                                 Aggregate                              Aggregate
Mortgage Rate          Monthly Payment                          Cut-Off Date                           Cut-off Date
  Adjustment             Adjustment      Number of Mortgage       Balance       Percent by Number        Balance



Total

     The following table sets forth the range of maximum lifetime Mortgage Rates for the ARM Loans to which the characteristic applies:


                Maximum Lifetime Mortgage Rates for the ARM Loans


                                Number of Arm      Aggregate Cut-off     Percent by Aggregate Cut-off Date
Range of Maximum Rates (%)           Loans             Date Balance                 Balance




Total

Weighted Average Maximum Lifetime
     Mortgage Rate (ARM Loans): ______% per annum (A)

     (A) This calculation does not include the __________ ARM Loans without maximum lifetime Mortgage Rates.

     The following table sets forth the range of minimum lifetime Mortgage Rates for the ARM Loans to which the characteristic applies:

                Minimum Lifetime Mortgage Rates for the ARM Loans

Total

     Weighted Average Minimum Lifetime Mortgage Rate (ARM Loans): ______% per annum (A)

     (A) This calculation does not include the _____ ARM Loans without minimum lifetime Mortgage Rates.

     The following table sets forth the range of Cut-off Date balances of the mortgage loans:

                              Cut-Off Date Balances

                                                                                  Percentage by
Cut-off Date Balance       Number of        Aggregate Cut-off     Percent by    Aggregate Cut-off
     Range (%)          Mortgage Loans        Date Balance           Number        Date Balance




Total

Average Cut-off Date balance (All Loans):  $___________
Average Cut-off Date balance (ARM Loans):  $___________
Average Cut-off Date balance (Fixed Rate Loans):  $___________

     The following tables set forth the original and remaining terms to stated maturity (in months) of the mortgage loans:


                  Original Term to Stated Maturity (in Months)

                                                                                  Percent by
Range of Original Term     Number of        Aggregate Cut-off     Percent by    Aggregate Cut-off
     (In Months)        Mortgage Loans        Date Balance           Number       Date Balance



Total

Weighted Average Original Term to Stated Maturity (All Loans): _____ months Weighted Average Original Term to Stated Maturity (ARM Loans): _____ month Weighted Average Original Term to Stated Maturity (Fixed Rate Loans): ___ months


                  Remaining Term to Stated Maturity (in Months)
                             as of the Cut-Off Date


                                                                                  Percent by
Range of Original          Number of        Aggregate Cut-off     Percent by    Aggregate Cut-off
 Term (in Months)       Mortgage Loans        Date Balance           Number       Date Balance



Total

Term to Stated Maturity (All Loans): _____ months
Weighted Average Remaining Term to Stated Maturity (ARM Loans): _____ months Weighted Average Remaining Term to Stated Maturity (Fixed Rate Loans): __ months

     The following table sets forth the respective years in which the mortgage loans were originated:

                               Year of Origination

                                                                                         Percent by
                           Number of        Aggregate Cut-off                          Aggregate Cut-off
          Year          Mortgage Loans        Date Balance        Percent by Number      Date Balance



Total

     The following table sets forth the respective years in which the mortgage loans are scheduled to mature. The table provides an indication, which does not account for any scheduled amortization or prepayments, of the concentration of balloon payments that will be due in those years with respect to the mortgage loans. See "Risk Factors--Balloon Payments" in this supplement.


                           Year of Scheduled Maturity

                                                                                         Percent by
                           Number of        Aggregate Cut-off                          Aggregate Cut-off
          Year          Mortgage Loans        Date Balance        Percent by Number      Date Balance




Total

     The following table sets forth the range of Cut-off Date LTV Ratios of the mortgage loans. A Cut-off Date LTV Ratio, because it is based on the value of a mortgaged property determined as of loan origination, is not necessarily a reliable measure of the borrower's current equity in that mortgaged property. In a declining real estate market, the fair market value of the mortgaged property could have decreased from the value determined at origination, and the actual loan-to-value ratio of a mortgage loan may be higher than its Cut-off Date LTV Ratio.

                             Cut-Off Date LTV Ratios


                                        Number of         Aggregate Cut-off       Percent by    Percent by Aggregate
      Range of Cut-off Date           Mortgage Loans         Date Balance           Number      Cut-off Date Balance



Total

Weighted Average Cut-off Date LTV Ratio (All Loans): _____%
Weighted Average Cut-off Date LTV Ratio (ARM Loans): _____%
Weighted Average Cut-off Date LTV Ratio (Fixed Rate Loans): _____%

     The following table sets forth the range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. Net Operating Income generally does not reflect capital expenditures. The following table was prepared using operating statements obtained from the respective mortgagors. In each case, the information contained in the operating statements was unaudited, and we have made no attempt to verify its accuracy. In the case of _____ mortgage loans (____ ARM Loans and ____ Fixed Rate Loans), operating statements could not be obtained, and accordingly, Debt Service Coverage Ratios for those mortgage loans were not calculated. The last day of the period, which may not correspond to the end of the calendar year most recent to the Cut-off Date, covered by each operating statement from which a Debt Service Coverage Ratio was calculated is set forth in Annex A with respect to the related mortgage loan.

                          Debt Service Coverage Ratios
                             as of the Cut-off Date

                                                                                                    Percent by
                                        Number of         Aggregate Cut-off       Percent by     Aggregate Cut-off
      Range of Cut-off Date           Mortgage Loans         Date Balance           Number      Cut-off Date Balance



Total

Weighted Average Debt Service Coverage Ratio (All Loans): _______x(B) Weighted Average Debt Service Coverage Ratio (ARM Loans): _______x(C) Weighted Average Debt Service Coverage Ratio (Fixed Rate Loans): _______x(D)

(A) The Debt Service Coverage Ratios for these mortgage loans were not calculated due to a lack of available operating statements.

(B) This calculation does not include the ________ mortgage loans as to which Debt Service Coverage Ratios were not calculated.

(C) This calculation does not include the ________ ARM Loans as to which Debt Service Coverage Ratios were not calculated.

(D) This calculation does not include the ________ Fixed Rate Loans as to which Debt Service Coverage Ratios were not calculated.

     The mortgage loans are secured by mortgaged properties located in _____ different states. The following table sets forth the states in which the mortgaged properties are located:

                             Geographic Distribution

                                                                                                    Percent by
                           Number of Mortgage      Aggregate Cut-off                             Aggregate Cut-Off
         State                    Loans               Date Balance         Percent by Number        Date Balance




Total

     Specified in Annex A to this supplement are the foregoing and certain additional characteristics of the mortgage loans set forth on a loan-by-loan basis. Certain additional information regarding the related mortgage loans is contained in this supplement under "--Underwriting Standards", "--Assignment of the mortgage loans; Repurchases" and "--Representations and Warranties; Repurchases" and in the prospectus under "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans".

                            THE MORTGAGE LOAN SELLER

     On or prior to the closing date of the securitization, we will acquire the mortgage loans from the mortgage loan seller pursuant to a mortgage loan purchase agreement, dated [the date hereof], between us and the mortgage loan seller. [The mortgage loan seller originated ___ of the mortgage loans, which represent ___% of the initial pool balance, and acquired the remaining mortgage loans from the respective originators thereof, generally in accordance with the underwriting criteria described below under "--Underwriting Standards".]

     [The mortgage loan seller [, a wholly-owned subsidiary of __________,] is a _________________ organized in ____ under the laws of __________________ and currently holds and services for its own account a total residential and commercial mortgage loan portfolio of approximately $__________________, of which approximately $__________________ constitutes multifamily mortgage loans [and approximately $___________ constitutes other types of commercial mortgage loans].]

Underwriting Standards

     [All of the mortgage loans were originated or acquired by the mortgage loan seller, generally in accordance with the underwriting criteria described in this supplement.]

     [Description of underwriting standards.]

     [We believe that the mortgage loans selected for inclusion in the mortgage pool from the mortgage loan seller's portfolio were not so selected on any basis which would have a material adverse effect on you.]

                  ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

     On or prior to the closing date of the securitization, we will assign our interests in the mortgage loans, without recourse, to the trustee for your benefit. In connection with the assignment, we will require the mortgage loan seller to deliver to the trustee or to a document custodian appointed by the trustee a mortgage file consisting of, among other things, the following documents with respect to each mortgage loan:

         [(1) the original mortgage note, endorsed, without recourse, to the order of trustee;

         (2) the original Mortgage or a certified copy thereof, together with original or certified copies of any intervening assignments of the document, in each case with evidence of recording thereon;

         (3) the original or a certified copy of any related assignment of leases, rents and profits, if the item is a document separate from the Mortgage, together with originals or certified copies of any intervening assignments of the document, in each case with evidence of recording thereon;

         (4) the original or a certified copy of any related security agreement, if the item is a document separate from the Mortgage, together with originals or certified copies of any intervening assignments of the document;

         (5) an assignment of the Mortgage in favor of the trustee, in recordable form;

         (6) an assignment of any related assignment of leases, rents and profits, if the item is a document separate from the Mortgage, in favor of the trustee, in recordable form;

         (7) an assignment of any related security agreement, if the item is a document separate from the Mortgage, in favor of the trustee;

         (8) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or mortgage note have been modified or the Mortgage or mortgage note has been assumed;

         (9) the original lender's title insurance policy issued on the date of the origination of the mortgage loan or, with respect to each mortgage loan as to which a lender's title insurance policy has not yet been issued, a preliminary title report or a title insurance commitment or binder or, with respect to each mortgage loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located; and

         (10) the original of any guaranty of the borrower's obligations under the related mortgage note.]

         (11) The trustee or a custodian on its behalf will be required to review each mortgage file within a period of ___ days of the receipt thereof, and the trustee or a custodian on its behalf will hold the documents in trust for your benefit. If any of the above-described documents is found during the course of the review to be missing from any mortgage file or defective, and in either case the omission or defect materially and adversely affects the value of any mortgage loan or your interests, the trustee will be required to notify the master servicer, us and the mortgage loan seller. In these cases, and if the mortgage loan seller cannot deliver the document or cure the defect within a period of ___ days following its receipt of notice, then, except as otherwise provided below, the mortgage loan seller will be obligated pursuant to the mortgage loan purchase agreement, the relevant rights under which will be assigned by us to the trustee, together with its interests in the mortgage loans, to repurchase the affected mortgage loan within the ___day period at the Purchase Price.

     This repurchase obligation will constitute the sole remedy available to you and the trustee for any defect in or omission from a mortgage file, and we nor any of our affiliates will be obligated to repurchase the affected mortgage loan if the mortgage loan seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document is missing from any mortgage file because it has been submitted for recording, and neither the document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the mortgage loan seller will not be required to repurchase the affected mortgage loan on the basis of the missing document so long as it continues in good faith to attempt to obtain the document or the certified copy.

     The pooling and servicing agreement will require the master servicer promptly (and in any event within ___ days of the closing date of the securitization) to cause each assignment of a mortgage described in clause (5) of the second preceding paragraph and each assignment of an assignment of leases, rents and profits described in clause (6) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related mortgaged property is located except in states where, in the written opinion of local counsel acceptable to us and the trustee, the recordation is not required to protect the trustee's interests in the related mortgage loans against sale, further assignment, satisfaction or discharge by the mortgage loan seller, the master servicer, any sub-servicers or us. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus.

                   REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the mortgage loan purchase agreement, the mortgage loan seller has represented and warranted with respect to each mortgage loan in the pool, as of [the closing date of the securitization], or as of another date specifically provided in the representation and warranty, among other things, substantially to the effect that:

     [Summarize significant representations and warranties.]

     If the master servicer, the trustee or we discover a breach of any of the foregoing representations and warranties, and the breach materially and adversely affects the value of any mortgage loan or your interests, the party making the discovery will be required to so notify each of the other parties and the mortgage loan seller. In these cases, and if the mortgage loan seller cannot cure the breach within a period of ____ days following its receipt of notice, then the mortgage loan seller will be obligated pursuant to the mortgage loan purchase agreement, the relevant rights under which will be assigned by us to the trustee, together with its interests in the mortgage loans, to repurchase the affected mortgage loan within the ___ day period at the applicable Purchase Price.

     The foregoing repurchase obligation will constitute the sole remedy available to you and the trustee for any breach of the mortgage loan seller's representations and warranties regarding the mortgage loans. [Thus, if the mortgage loan seller were found to have breached its representation summarized in clause __ above regarding environmental matters, it would have no obligation to indemnify the trust fund for any consequent liability that the trust fund might have incurred for clean-up costs at the affected mortgaged property. However, because of the restrictions imposed by the pooling and servicing agreement upon the ability of the master servicer to acquire title to a mortgaged property or to assume control of its operations, we believe that it is unlikely that the trust fund will incur any liability. See "Risk Factors--Environmental Law Considerations" in this supplement and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation" in the prospectus.]

     The mortgage loan seller will be the sole warranting party in respect of the mortgage loans, and neither we nor any of our affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the mortgage loan seller's representations and warranties if the mortgage loan seller defaults on its obligation to do so. However, we will not include any mortgage loan in the mortgage pool if anything has come to our attention that would cause us to believe that the representations and warranties made by the mortgage loan seller regarding the related mortgage loan will not be correct in all material respects. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

                    CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the time the offered certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if we deem the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including the mortgage loans would materially alter the characteristics of the mortgage pool as described in this supplement. We believe that the information set forth in this supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the closing date of the securitization and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

General

     The master servicer will be required to service and administer the mortgage loans in the pool, either directly or through sub-servicers, on behalf of the trustee and in the best interests of and for the benefit of the certificateholders, as determined by the master servicer in its good faith and reasonable judgment, in accordance with applicable law, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders and loan servicers servicing mortgage loans comparable to the mortgage loans in the jurisdictions where the mortgaged properties are located, and with a view to the maximization of timely and complete recovery of principal and interest, but without regard to the following:

         o any relationship that the master servicer or any affiliate of the master servicer may have with the related mortgagor;

         o the ownership of any certificate by the master servicer or any affiliate of the master servicer;

         o the master servicer's obligation to make P&I Advances and advances to cover certain servicing expenses; and

         o the master servicer's right to receive compensation for its services under the pooling and servicing agreement or with respect to any particular transaction.

     Set forth below, following the subsection captioned "--The master servicer", is a description of certain pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "Description of the Pooling Agreements", for important information in addition to that set forth in this supplement regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer thereunder.

The Master Servicer

     [__________________________________, a ___________________, will act as master servicer with respect to the mortgage pool. As of __________, the master servicer had a net worth of approximately $__________, and a total mortgage loan servicing portfolio of approximately $___________, of which approximately $_____________ represented multifamily mortgage loans [and approximately $_______ represented other types of commercial mortgage loans].]

     The offices of the master servicer that will be primarily responsible for servicing and administering the mortgage pool are located at __________.

     For so long as the long-term unsecured debt obligations of the master servicer are rated ___ or better by _____________________, the master servicer will not be required to maintain the errors and omissions policy described in the prospectus under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor".]

     The information set forth in this supplement concerning the master servicer has been provided by the master servicer, and neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of the information.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the Servicing Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan, will accrue in accordance with the terms of the related mortgage note at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related mortgage loan is computed. As additional servicing compensation, the master servicer will be entitled to retain all assumption and modification fees, late charges and penalty interest and, as and to the extent described below, Prepayment Premiums and Prepayment Interest Excesses collected from mortgagors. In addition, the master servicer is authorized but not required to invest or direct the investment of funds held in the certificate account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on the funds. Although the master servicer is required to service and administer the mortgage pool in accordance with the general servicing standard described under "--General" above and, accordingly, without regard to its right to receive compensation under the pooling and servicing agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may under certain circumstances provide the master servicer with an economic disincentive to comply with the standard.

     [If a borrower voluntarily prepays a mortgage loan in whole or in part during any Due Period on a date that is prior to its Due Date in the Due Period, the amount of interest, net of related Servicing Fees, that accrues on the amount of that principal prepayment will be less than the corresponding amount of interest accruing on the certificates. If that principal prepayment occurs during any Due Period after the Due Date for the related mortgage loan in the related Due Period, the amount of interest, net of related Servicing Fees, that accrues on the amount of that principal prepayment will exceed the corresponding amount of interest accruing on the certificates. As to any Due Period, to the extent Prepayment Interest Excesses and Prepayment Premiums collected for all mortgage loans are greater than Prepayment Interest Shortfalls incurred, that excess will be paid to the master servicer as additional servicing compensation.]

     [As and to the extent described in this supplement under "Description of the Certificates--P&I Advances", the master servicer will be entitled to receive interest on P&I Advances and reimbursable servicing expenses, whereby the interest is to be paid, contemporaneously with the reimbursement of the related P&I Advance or servicing expense, out of any other collections on the mortgage loans.]

     The master servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement, and will not be entitled to reimbursement therefor except as expressly provided in the pooling and servicing agreement. However, the master servicer will be permitted to pay an array of expenses directly out of the certificate account and at times without regard to the relationship between the expense and the funds from which it is being paid. In connection therewith, the master servicer will be responsible for all fees of any sub-servicers, other than management fees earned in connection with the operation of an REO Property, which management fees the master servicer will be authorized to pay out of revenues received from the property, thereby reducing the portion of the revenues that would otherwise be available for distribution to Certificateholders. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

Modifications, Waivers and Amendments

     The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the servicing standard described in this supplement, provided that the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or

         o in the judgment of the judgment of the master servicer, materially impair the security for the mortgage loan or

         o in the judgment of the judgment of the master servicer, reduce the likelihood of timely payment of amounts due thereon.

     The master servicer also may agree to any other modification, waiver or amendment of the terms of a mortgage loan, but only if, in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent, and the related modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation.

     To the extent consistent with the foregoing, the master servicer will be permitted: [describe permitted modification standards]

     The master servicer is required to notify the trustee of any modification, waiver or amendment of any term of any mortgage loan, and must deliver to the trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly, and in any event within [10] business days, following the execution thereof. Copies of each agreement whereby any modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours at the offices of the master servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" in this supplement.

Inspections; Collection of Operating Information

     The master servicer is required to perform a physical inspection of each mortgaged property at times and in a manner as are consistent with the servicing standard set forth in this supplement, but, in any event, at least once per calendar year, commencing in the calendar year _______, and, if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, as soon as practicable thereafter. The master servicer will be required to prepare a written report of each inspection describing the condition of the mortgaged property and specifying the existence of any material vacancies in the mortgaged property, of any sale, transfer or abandonment of the mortgaged property, of any material change in the condition or value of the mortgaged property, or of any waste committed thereon.

     With respect to each mortgage loan in the pool that requires the borrower to deliver statements, the master servicer is also required to collect and review the annual operating statements of the related mortgaged property. [Most] of the Mortgages obligate the related borrower to deliver annual property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the master servicer likely to have any practical means of compelling delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by you during normal business hours at the offices of the [trustee]. See

"Description of the Certificates--Reports to Certificateholders; Available Information" in this supplement.

Additional Obligations of the Master Servicer with Respect to ARM Loans

     The master servicer is responsible for calculating adjustments in the Mortgage Rate and the monthly payment for each ARM Loan and for notifying the related borrower of those adjustments. If the base index for any ARM Loan is not published or is otherwise unavailable, then the master servicer is required to select a comparable alternative index over which it has no direct control, that is readily verifiable and that is acceptable under the terms of the related mortgage note. If the Mortgage Rate or the monthly payment with respect to any ARM Loan is not properly adjusted by the master servicer pursuant to the terms of the mortgage loan and applicable law, the master servicer is required to deposit in the certificate account on or prior to the Due Date of the affected monthly payment, an amount equal to the excess, if any, of (i) the amount that would have been received from the borrower if the Mortgage Rate or monthly payment had been properly adjusted, over (ii) the amount of the improperly adjusted monthly payment, subject to reimbursement only out of any amounts that are recovered from the borrower in respect of the excess.

DESCRIPTION OF THE CERTIFICATES

General

     The certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the Cut-off Date, among us, the master servicer and the trustee, and will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of:

         o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of payments of principal and interest due on or before the Cut-off Date;

         o the funds or assets as from time to time are deposited in the certificate account;

         o the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and

         o some of our rights under the mortgage loan purchase agreement relating to mortgage loan document delivery requirements and the representations and warranties of the mortgage loan seller regarding the mortgage loans, including the right to enforce the obligation of the mortgage loan seller to repurchase defective mortgage loans.

     The certificates will consist of four classes to be designated as the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates. The Class A Certificates will have an initial certificate balance of $____________, which represents ____% of the initial pool balance; the Class B Certificates will have an initial certificate balance of $____________, which represents ____% of the initial pool balance; the Class C Certificates will have an initial certificate balance of $____________, which represents ___% of the initial pool balance; and the Class R Certificates will have a certificate balance of zero. The certificate balance of any class of certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, to the extent of the Available Distribution Amount and subject to the priority of payments described in "Distributions--Priorities", the respective certificate balances of the Regular Certificates will in each case be reduced by any amounts actually distributed on the related class of certificates on the related Distribution Date that are allocable to principal.

     Only the Class A and Class B Certificates are being offered pursuant to this supplement. The Private Certificates have not been registered under the Securities Act of 1933 and are not being offered pursuant to this supplement. [___________________________________, has agreed with us to purchase the Class C
Certificates and, except for a nominal interest therein, the Class R Certificates.]

     The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in denominations of $1,000 and in integral multiples thereof. The Class B Certificates will be issuable in fully registered, certificated form in denominations of $____________ and integral multiples of $1,000 in excess thereof, with one Class B Certificate evidencing an additional amount equal to the remainder of the initial certificate balance of the related Class.

     The Class A Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. We have been informed by DTC that DTC's nominee will be Cede & Co. No Class A Certificate owner will be entitled to receive a definitive Class A Certificate representing its interest in the related class, except under the limited circumstances described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until definitive Class A Certificates are issued, all references to actions by holders of the Class A Certificates will refer to actions taken by DTC upon instructions received from Class A Certificate owners through its participants, and all references in this supplement to payments, notices, reports and statements to holders of the Class A Certificates will refer to payments notices, reports and statements to DTC or Cede & Co., as the registered holder of the Class A Certificates, for distribution to Class A Certificate owners through its participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive Class A Certificates are issued, interests in the related class will be transferred on the book-entry records of DTC and its participants. The Class B Certificates may be transferred or exchanged, subject to restrictions on the transfer of the related certificates to Plans (see "ERISA Considerations" in this supplement), at the offices of ___________________ located at ________________________________________, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. ________________________ will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Class B and, if issued, the definitive Class A Certificates.

Distributions

     Method, Timing and Amount. Distributions on the certificates will be made by the master servicer, to the extent of available funds, on the ___ day of each month or, if any related ___ day is not a business day, then on the next succeeding business day, commencing in _________ 199__. All distributions, other than the final distribution on any certificate, will be made to the persons in whose names the certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Each distribution will be made by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity having appropriate facilities therefor, if the related certificateholder will have provided the master servicer with wiring instructions [no less than five business days prior to the related Record Date, which wiring instructions may be in the form of a standing order applicable to all subsequent distributions, and is the registered owner of certificates with an aggregate initial principal amount of at least $5,000,000], or otherwise by check mailed to the related certificateholder. The final distribution on any certificate will be made in like manner, but only upon presentation and surrender of the related certificate at the location that will be specified in a notice of the pendency of the related final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of the related class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any offered certificate is equal to the initial denomination thereof as of the closing date of the securitization, divided by the initial certificate balance of the class to which it belongs.

     For purposes of the discussion in the prospectus, the Due Period is also the Prepayment Period.

     Priority. On each Distribution Date, for so long as the Class A and/or Class B Certificates are outstanding, the master servicer will, except as otherwise described under "--Termination" below, apply amounts on deposit in the certificate account, to the extent of the Available Distribution Amount, in the following order of priority:

         (1) to distributions of interest to the holders of the Class A Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class A Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (2) to distributions of principal to the holders of the Class A Certificates in an amount equal to the sum of:

                  o the product of the Class A Certificates' Ownership Percentage, as calculated immediately prior to the related Distribution Date, multiplied by the Scheduled Principal Distribution Amount for the related Distribution Date; plus

                  o the entire Unscheduled Principal Distribution Amount for the related Distribution Date, but not more than would be necessary to reduce the certificate balance of the Class A Certificates to zero;

         (3) to distributions of principal to the holders of the Class A Certificates in an amount equal to any Uncovered Portion of the certificate balance of the Class A Certificates immediately prior to the related Distribution Date;

         (4) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (5) to distributions of principal to the holders of the Class B Certificates in an amount equal to the sum of:

                  o the product of the Class B Certificates' Ownership Percentage, as calculated immediately prior to the related Distribution Date, multiplied by the Scheduled Principal Distribution Amount for the related Distribution Date; plus

                  o if the Class A Certificates have been retired, then to the extent not distributed in retirement thereof on the related Distribution Date, the entire Unscheduled Principal Distribution Amount for the related Distribution Date, but not more than would be necessary to reduce the certificate balance of the Class B Certificates to zero;

         (6) to distributions of principal to the holders of the Class A Certificates in an amount equal to any Uncovered Portion of the certificate balance of the Class B Certificates immediately prior to the related Distribution Date, but not more than would be necessary to reduce the certificate balance of the Class A Certificates to zero;

         (7) to distributions of principal to the holders of the Class B Certificates in an amount equal to any Uncovered Portion of the certificate balance of the Class B Certificates immediately prior to the related Distribution Date, net of any distributions of principal made on the related Distribution Date in respect of the Class A Certificates as described in the immediately preceding clause (6);

         (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for the related Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates;

         (9) to distributions of principal to the holders of the Class C Certificates in an amount equal to the product of the Class C Certificates' Ownership Percentage, as calculated immediately prior to the related Distribution Date, multiplied by the Scheduled Principal Distribution Amount for the related Distribution Date;

         (10) to distributions of principal to the holders of the respective classes of Regular Certificates, in alphabetical order of their class designations (i.e., A, B, C), in an aggregate amount equal to any Uncovered Portion of the certificate balance of the

                  Class C Certificates immediately prior to the related Distribution Date, but, in each case, not more than would be necessary to reduce the related certificate balance to zero; and

         (11) to distributions to the holders of the Class R Certificates in an amount equal to the remaining balance, if any, of the Available Distribution Amount.

     Pass-Through Rates. The pass-through rate applicable to the Class A and Class B Certificates for the initial Distribution Date will equal _______% per annum. With respect to any Distribution Date subsequent to the initial Distribution Date, the pass-through rate for the Class A Certificates and the Class B Certificates will equal the Weighted Average Effective Net Mortgage Rate for the related Distribution Date.

     [The pass-through rate applicable to the Class C Certificates for any Distribution Date will equal the Weighted Average Effective Net Mortgage Rate for the related Distribution Date. The Class R Certificates will have no specified pass-through rate.]

     Certain Calculations with Respect to Individual Mortgage Loans. The stated principal balance of each mortgage loan in the pool outstanding at any time represents the principal balance of the related mortgage loan ultimately due and payable to the Certificateholders. The stated principal balance of each mortgage loan will initially equal the Cut-off Date balance thereof and, on each Distribution Date, will be reduced by the portion of the Distributable Principal for the related date, which in either case is attributable to the related mortgage loan. The stated principal balance of a mortgage loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding wherein the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Bankruptcy Laws" in the prospectus.

     For purposes of calculating distributions on the certificates, as well as the amount of Servicing Fees payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan, and all references to "mortgage loan", "mortgage loans" and "mortgage pool" in this supplement and in the prospectus, when used in this context, will be deemed to also be references to or to also include, as the case may be, any "REO Loans". Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same adjustable or fixed Mortgage Rate, and, accordingly, the same Net Mortgage Rate and Effective Net Mortgage Rate, and the same unpaid principal balance and stated principal balance. Amounts due on the related predecessor mortgage loan, including any portion thereof payable or reimbursable to the master servicer, will continue to be due in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of the related property, generally will be applied by the master servicer as if received on the predecessor mortgage loan. However, notwithstanding the terms of the predecessor mortgage loan, the monthly payment due on an REO Loan will in all cases, for so long as the related mortgaged property is part of the trust fund, equal one month's interest thereon at the applicable Mortgage Rate.

Subordination

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this supplement, to the rights of holders of the Class A Certificates and each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates of the full amount of all Distributable Certificate Interest payable in respect of the Class A Certificates on each Distribution Date, and the ultimate receipt by the holders of principal in an amount equal to the entire certificate balance of the Class A Certificates. Similarly, but to a lesser degree, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates of the full amount of all Distributable Certificate Interest payable in respect of the Class B Certificates on each Distribution Date, and the ultimate receipt by the holders of principal in an amount equal to the entire certificate balance of the Class B Certificates.

     The protection afforded to the holders of each class of offered certificates by means of the subordination of each other class of certificates with a later alphabetical class designation, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Priority" above. No other form of credit support will be available for the benefit of the holders of the offered certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Unscheduled Principal Distribution Amount for each Distribution Date will generally accelerate the amortization of the Class A Certificates relative to the actual amortization of the mortgage loans. To the extent that the Class A Certificates are amortized faster than the mortgage loans, the percentage interest evidenced by the Class A Certificates in the trust fund will be decreased, with a corresponding increase in the interest in the trust fund evidenced by the Subordinate Certificates, thereby increasing, relative to their respective certificate balances, the subordination afforded the Class A Certificates by the Subordinate Certificates. Following retirement of the Class A Certificates, allocation to the Class B Certificates, for so long as they are outstanding, of the entire Unscheduled Principal Distribution Amount for each Distribution Date will provide a similar benefit to the related class of certificates as regards the relative amount of subordination afforded thereto by the Private Certificates.

     Losses and other shortfalls experienced with respect to the mortgage loans will not, with the exception of any Net Aggregate Prepayment Interest Shortfalls, be applied to reduce either the certificate balance or the absolute entitlement to interest of any class of Regular Certificates, even though the related losses and shortfalls may cause one or more of the related classes to receive less than the full amount of principal and interest to which it is entitled. As a result, the aggregate stated principal balance of the mortgage pool at any time may be less than the aggregate certificate balance of the Regular Certificates. The related deficit will be allocated to the respective classes of Regular Certificates, in each case to the extent of its certificate balance, in reverse alphabetical order of their class designations, i.e., C, B,
A. The allocation will not reduce the certificate balance of any such class and is intended solely to identify the Uncovered Portion.

P&I Advances

     [On the business day immediately preceding each Distribution Date, the master servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances out of its own funds or, subject to the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for the related Distribution Date, in an amount equal to the aggregate of:

         1. all monthly payments, net of the related Servicing Fee, other than balloon payments, which were due on the mortgage loans during the related Due Period and delinquent as of the related Determination Date;

         2. in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Determination Date, an amount equal to 30 days' interest thereon at the related Mortgage Rate in effect as of the commencement of the related Due Period, net of the related Servicing Fee, but only to the extent that the related mortgagor has not made a payment sufficient to cover the related amount under any forbearance arrangement or otherwise that has been included in the Available Distribution Amount for the related Distribution Date; and

         3. in the case of each REO Property, an amount equal to thirty days' imputed interest with respect thereto at the related Mortgage Rate in effect as of the commencement of the related Due Period, net of the related Servicing Fee, but only to the extent that the related amount is not covered by any net income from the related REO Property included in the Available Distribution Amount for the related Distribution Date.

     The master servicer's obligations to make P&I Advances in respect of any mortgage loan in the pool or REO Property will continue through liquidation of the related mortgage loan or disposition of the related REO Property, as the case may be.

     The master servicer will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which the related P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise. Notwithstanding the foregoing, the master servicer will not be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise. The master servicer will be entitled to recover any P&I Advance that it so determines would not be recoverable out of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise out of general funds on deposit in the certificate account. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any P&I Advance or reimbursable servicing expense, the master servicer will be entitled to retain, out of any amounts then on deposit in the certificate account, interest at the Master Servicer Reimbursement Rate, accrued on the amount of the related Advance from the date made to but not including the date of reimbursement.

     To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Class B Certificates; and to the extent not offset or covered by amounts otherwise payable on the Class B and the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Class A Certificates. To the extent that any holder of an offered certificate must bear the cost of the master servicer's Advances, the benefits of the related Advances to the holder will be contingent on the ability of the holder to reinvest the amounts received as a result of the related Advances at a rate of return equal to or greater than the Master Servicer Reimbursement Rate.]

Reports to Certificateholders; Certain Available Information

         On each Distribution Date, the [master servicer] [trustee] will be required to forward by mail to each holder of an offered certificate a distribution date statement providing various items of information relating to distributions made on that date with respect to the relevant class and the recent status of the mortgage pool. For a more detailed discussion of the particular items of information to be provided in each distribution date statement, as well as a discussion of certain annual information reports to be furnished by the [master servicer] [trustee] to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

         The pooling and servicing agreement requires that the [master servicer] [trustee] make available at its offices primarily responsible for servicing the mortgage loans, during normal business hours, for review by any holder of an offered certificate, originals or copies of, among other things, the following items:

         (a) the pooling and servicing agreement and any amendments thereto,

         (b) all distribution date statements delivered to holders of the relevant Class of offered certificates since the closing date of the securitization,

         (c) all officer's certificates delivered to the trustee since the closing date of the securitization as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus,

         (d) all accountants' reports delivered to the trustee since the closing date of the securitization as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus,

         (e) the most recent property inspection report prepared by or on behalf of the master servicer in respect of each mortgaged property,

         (f) the most recent mortgaged property annual operating statements, if any, collected by or on behalf of the master servicer, and

         (g) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer.

     Copies of any and all of the foregoing items will be available from the [master servicer] [trustee] upon request; however, the [master servicer] [trustee] will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     Until a time when definitive Class A Certificates are issued, the foregoing information will be available to Class A Certificate owners only to the extent it is forwarded by or otherwise available through DTC and its participants. Conveyance of notices and other communications by DTC to participants, and by participants to Class A Certificate owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We are required and the master servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Class A Certificates will be Cede & Co. as nominee for DTC.

Voting Rights

     At all times during the term of the pooling and servicing agreement, the voting rights for the series offered hereby shall be allocated among the respective Classes of Certificateholders in proportion to the certificate balances of their Certificates, net, in the case of a Class of Regular Certificates, of any Uncovered Portion of the related certificate balance. Voting rights allocated to a class of certificateholders shall be allocated among the certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. See "Description of the Certificates--Voting Rights" in the prospectus.

Termination

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

         (i) the final payment or advance in respect thereof or other liquidation of the last mortgage loan or REO Property subject thereto; and

         (ii) the purchase of all of the assets of the trust fund by the master servicer.

Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     Any purchase by the master servicer of all the mortgage loans in the pool and other assets in the trust fund is required to be made at a price equal to the excess of:

         o the sum of the aggregate Purchase Price of all the mortgage loans then included in the trust fund and the fair market value of all REO Properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer and the trustee; over

         o the aggregate of amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

The purchase will effect early retirement of the then outstanding offered certificates, but the right of the master servicer to effect termination is subject to the requirement that the then aggregate stated principal balance of the mortgage pool be less than __% of the initial pool balance.

     On the final Distribution Date, the aggregate amount paid by the master servicer for the mortgage loans and other assets in the trust fund, if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph, together with all other amounts on deposit in the certificate account and not otherwise payable to a person other than the certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied:

         o first, to distributions of interest to the holders of the Class A Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class A Certificates for the Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         o second, to distributions of principal to the holders of the Class A Certificates in an amount equal to the sum of the certificate balance of the Class A Certificates outstanding immediately prior to the Distribution Date;

         o third, to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for the Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         o fourth, to distributions of principal to the holders of the Class B Certificates in an amount equal to the sum of the certificate balance of the Class B Certificates outstanding immediately prior to the Distribution Date; and thereafter, to distributions to holders of the Private Certificates.

                                   THE TRUSTEE

     ____________, a _____________________, will act as trustee on behalf of the certificateholders. [The master servicer will be responsible for the fees and normal disbursements of the trustee.] The offices of the trustee primarily responsible for the administration of the trust fund are located at _______________, ________. See "Description of the Pooling Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

     General. The yield on any offered certificate will depend on:

         o the pass-through rate in effect from time to time for the related certificate;

         o the price paid for the related certificate and, if the price was other than par, the rate and timing of payments of principal on the related certificate; and

         o the aggregate amount of distributions on the related certificate.

     Pass-Through Rate. The pass-through rate applicable to the Class A Certificates and the Class B Certificates for any Distribution Date will equal the Weighted Average Effective Net Mortgage Rate for that date. Accordingly, the yield on the offered certificates will be sensitive to the following:

         o        adjustments to the Mortgage Rates on the ARM Loans and

         o changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and involuntary liquidations of the mortgage loans. See "Description of the Mortgage Pool" in this supplement and "--Yield Considerations--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of offered certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the related certificates. As and to the extent described in this supplement, the holders of each class of offered certificates will be entitled to receive on each Distribution Date their allocable share, calculated on the basis of the Ownership Percentage evidenced by the related class of certificates immediately prior to that date, of the Scheduled Principal Distribution Amount for the related Distribution Date; however, the Unscheduled Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates, until the certificate balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class B Certificates. See "Description of the Certificates--Distributions--Priority" in this supplement. Consequently, the rate and timing of principal payments on the offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by the amortization schedules thereof, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund. Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the offered certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" in this supplement and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the related certificates. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments, to the extent distributable on the investor's offered certificates, occurring at a rate higher, or lower, than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The yield to maturity of offered certificates that are purchased at a discount or premium will be similarly affected by payments of principal thereon made with funds in excess of the Distributable Principal to which the holders of the related Certificates may be then entitled. As described in this supplement under "Description of the Certificates--Distributions--Priority", if there exists an Uncovered Portion of the certificate balance of any class of Regular Certificates outstanding immediately prior to a Distribution Date, distributions will be made, to the extent of the lesser of available funds and the related Uncovered Portion, in reduction of the certificate balance(s) of the related class of Regular Certificates and each other class of Regular Certificates, if any, with an earlier alphabetical class designation, in alphabetical order of the related class designations. Accordingly, losses incurred in respect of the mortgage pool, to the extent creating an Uncovered Portion of the certificate balance of the Class C Certificates, could speed amortization of the offered certificates, to the extent described above, beyond any positive effect on the related amortization that would generally result from liquidations of mortgage loans prior to their maturity.

     Losses and Shortfalls. The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne:

         o first, by the holders of the Private Certificates, to the extent of amounts otherwise distributable in respect of their Certificates;

         o second, by the holders of the Class B Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; and

         o        last, by the holders of the Class A Certificates.

     As more fully described in this supplement under "Description of the Certificates--Distributions--Distributable Certificate Interest", Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective classes of certificateholders on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation,

         o        prevailing interest rates,

         o the terms of the mortgage loans, including without limitation such things as

                  o      Prepayment Premiums,

                  o      adjustable Mortgage Rates and

         o        amortization terms that require balloon payments,

         o the demographics and relative economic vitality of the areas in which the mortgaged properties are located and

         o        the general supply and demand for rental units in those areas,

         o        the quality of management of the mortgaged properties,

         o        the servicing of the mortgage loans,

         o possible changes in tax laws and other opportunities for investment.

See "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool" in this supplement and "Yield and Maturity Considerations--Principal Prepayments" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Although most of the mortgage loans are ARM Loans, adjustments to the Mortgage Rates thereon will generally be limited by lifetime and/or periodic caps and floors and, in each case, will be based on the related Index, plus the related Gross Margin. In this regard, you should note that the related Index may not rise and fall consistently with mortgage interest rates then available and that the related Gross Margin may be different from margins then offered on ARM Loans. See "Description of the Mortgage Pool--Certain Payment

Characteristics" in this supplement. As a result, the Mortgage Rates on the ARM Loans at any time may not be comparable to prevailing market interest rates. In addition, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on the ARM Loans decline in a manner consistent therewith, related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan, or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. The mortgage loans may be prepaid at any time and, in ____ cases, approximately _____% of the initial pool balance, may be prepaid in whole or in part without payment of a Prepayment Premium.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by Federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least _____ days and as many as ______ days following the Due Dates for the mortgage loans during the related Due Period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming the related prices did not account for the delay.

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this supplement, if the portion of the Available Distribution Amount distributable in respect of interest on either class of offered certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for the related Class, the shortfall will be distributable to holders of the related class of certificates on subsequent Distribution Dates, to the extent of available funds. Any related shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding.

Weighted Average Life

     The weighted average life of an offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the related Certificate is distributed to you. The weighted average life of an offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and by the availability of any amounts other than Distributable Principal to amortize the certificate balance of its class. As and to the extent described in this supplement, the holders of each class of offered certificates will be entitled to receive on each Distribution Date their allocable share, calculated on the basis of the Ownership Percentage evidenced by the related class of certificates immediately prior to that date, of the Scheduled Principal Distribution Amount for the related Distribution Date; however, the Unscheduled Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates, until the certificate balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class B Certificates. In addition, as and to the extent described in this supplement, distributions in respect of an Uncovered Portion of the certificate balance of any class of Regular Certificates will be applied, to the extent of the related Uncovered Portion, in reduction of the certificate balance(s) of the related class of Regular Certificates and each other class of Regular Certificates, if any, with an earlier alphabetical class designation, in alphabetical order of the related class designations. See "Description of the Certificates--Distributions--Priority in this supplement. As a consequence of the foregoing, the weighted average life of the Class A Certificates will be shorter, and the weighted average life of the Class B Certificates may be longer, than would otherwise be the case if Distributable Principal and any other amounts being applied in reduction of the certificate balances of the Regular Certificates were being distributed on a pro rata basis among the respective Classes thereof.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this supplement is the [Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity. The columns headed "___%", "___%", "___%" and "___%" assume that prepayments on the mortgage loans are made at those CPRs. There is no assurance, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the CPRs shown or at any other prepayment rate.] [Discuss alternative prepayment model if applicable]

     The following tables indicate the percentage of the initial certificate balance of each Class of offered certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each related Class of offered certificates. The tables have been prepared on the basis of the following assumptions, among others:

         (1) scheduled monthly payments of principal and interest on the mortgage loans will be timely received, with no defaults, and will be distributed on the ___ day of each month commencing in ________,199___;

         (2) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect, in the case of each Fixed Rate Loan, to maturity, and, in the case of each ARM Loan, until its next Interest Rate Adjustment Date, when a new Mortgage Rate that is to remain in effect to maturity will be calculated reflecting the value of the related Index as of ________, 199__, subject to the mortgage loan's lifetime and/or periodic rate caps and floors, if any;

         (3)      all mortgage loans accrue and pay interest on a 360/360 basis;

         (4) the monthly principal and interest payment due for each mortgage loan on the first Due Date following the Cut-off Date will continue to be due, in the case of each Fixed Rate Loan, on each Due Date until maturity, and, in the case of each ARM Loan, until its next Payment Adjustment Date, when a new payment that is to be due on each Due Date until maturity will be calculated reflecting the appropriate Mortgage Rate and remaining amortization term;

         (5) principal prepayments on the mortgage loans will be received on their respective Due Dates at the respective CPRs set forth in the tables, and there will be no Net Aggregate Prepayment Interest Shortfalls in connection therewith; and

         (6) the mortgage loan seller will not be required to repurchase any mortgage loan, and the master servicer will not exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund.

To the extent that the mortgage loans in the pool have characteristics that differ from those assumed in preparing the tables set forth below, each Class of the offered certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances, and weighted average lives, shown in the following tables. The variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Class A Certificates and sets forth the percentage of the initial certificate balance of the Class A Certificates that would be outstanding after each of the dates shown at the indicated CPRs.

                Percent of the Initial Certificate Balance of the
                   Class A Certificates at the Respective CPRS
                                Set Forth Below:

Date                                          0%            %               %               %               %
----                                          --            -               -               -               -


Delivery Date.......................         100.0        100.0           100.0           100.0           100.0
-------------


     Weighted Average Life (years)(A):

     (A) The weighted average life of a Class A Certificate is determined by:

         o multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A Certificates to the related Distribution Date;

         o        summing the results; and

         o dividing the sum by the aggregate amount of the reductions in the principal balance of the related Class A Certificate.

     Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Class B Certificates and sets forth the percentage of the initial certificate balance of the Class B Certificates that would be outstanding after each of the dates shown at the indicated CPRs.

                  Percent of the Initial Certificate Balance of
                 the Class B Certificates at the Respective CPRS
                                Set Forth Below:


Date                                          0%            %               %               %               %
----                                          --            -               -               -               -
Delivery Date.......................         100.0        100.0           100.0           100.0           100.0
-------------



     Weighted Average Life (years)(A):

     (A) The weighted average life of a Class B Certificate is determined by:

         o multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date;

         o        summing the results; and

         o dividing the sum by the aggregate amount of the reductions in the principal balance of the related Class B Certificate.

     [The following disclosure is applicable to stripped interest certificates...

Yield Sensitivity of the Class S Certificates

     The yield to maturity of the Class S Certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class S Certificates. There can be no assurance that the mortgage loans will prepay at any particular rate. Prospective investors in the Class S Certificates should fully consider the associated risks, including the risk that investors may not fully recover their initial investment.

     The following table indicates the sensitivity to various rates of prepayment on the mortgage loans of the annual aggregate payments of interest on the Class S Certificates and the pre-tax yields to maturity on a corporate bond equivalent basis of the Class S Certificates. The calculations are based on the assumptions described on page __ hereof and that the Class S Certificates are purchased on _____________, at an assumed aggregate purchase price equal to $____________ (which includes accrued interest from ___________________).

               Projected Annual Aggregate Payments of Interest and
                    Pre-Tax Yield on the Class S Certificates
                                 (in thousands)


                                                          Percentages of [Prepayment speed model]
Twelve consecutive                                        ---------------------------------------
Distribution Dates ending                                 %             %          %            %            %
                                                          --            --         --            --           --







Total Payments

Pre-Tax Yield

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class S Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed aggregate purchase price of the related Certificates and by converting the related monthly rates to corporate bond equivalent rates. The calculation does not take into account shortfalls in collection of interest due to prepayments, or other liquidations, on the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates and consequently does not purport to reflect the return on any investment in the Class S Certificates when the reinvestment rates are considered. The calculation does not presume receipt of any distributions in respect of Prepayment Premiums.

     The characteristics of the mortgage loans may differ from those assumed in preparing the table above. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class S Certificates will correspond to the cash flow shown in this supplement or that the aggregate purchase price of the Class S Certificates will be as assumed. [Describe prepayment speed model] In addition, it is unlikely that any mortgage loan will prepay at the specified percentages of [Prepayment speed model] until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class S Certificates.]

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the offered certificates, Shearman & Sterling, New York, New York, our special counsel, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund will qualify as a [REMIC] [FASIT] under the Internal Revenue Code.

     For federal income tax purposes, the Class R Certificates will be the sole class of [residual interests in the REMIC] [ownership interests in the FASIT] and the Class A, Class B and Class C Certificates will be the regular interests in the [REMIC] [FASIT] and will be treated as debt instruments of the [REMIC] [FASIT].

     [See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.] [See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for FASIT Certificates" in the prospectus.]

     The Class _____ Certificates [may] [will not] be treated as having been issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to ___% [CPR] [SPA]. No representation is made that the mortgage loans will prepay at that rate or at any other rate. [See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus.]

     The Class _____ Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the related certificate at the time of its acquisition by the certificateholder. Holders of the related class of certificates should consult their own tax advisors regarding the possibility of making an election to amortize the premium. [See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus.] [See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for FASIT Certificates" in the prospectus.]

     [The offered certificates will be treated as [assets described in Section 7701(a)(19)(C) of the Internal Revenue Code] and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Internal Revenue Code generally in the same proportion that the assets of the REMIC underlying the certificates would be so treated. [In addition, the offered certificates will be "obligation(s) ... which ... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code generally to the extent that the related offered certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "obligation[s] ... which ... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code.] [The offered certificates will not be considered to represent an interest in "loans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code.] See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.] [See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for FASIT Certificates" in the prospectus.]

     For further information regarding the federal income tax consequences of investing in the Class A Certificates, see ["Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus]. ["Material Federal Income Tax Consequences--Federal Income Tax Consequences for FASIT Certificates" in the prospectus.]

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company general and separate accounts in which the related plans, annuities, accounts or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     [The U.S. Department of Labor has issued to Bear, Stearns & Co. Inc. an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-33, as amended by Prohibited Transaction Exemption 97-34, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on the related prohibited transactions pursuant to Sections 4975(a) and (b) of the Internal Revenue Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, including the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, including the Class A Certificates, underwritten by an underwriter, as hereinafter defined, provided that certain conditions set forth in the individual exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "underwriter" shall include:

         1.       Bear, Stearns & Co. Inc.;

         2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc.; and

         3. any member of the underwriting syndicate or selling group of which a person described in 1. or 2. is a manager or co-manager with respect to the Class A Certificates.

     The individual exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class A Certificates to be eligible for exemptive relief thereunder.

         o First, the acquisition of the Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         o Second, the rights and interests evidenced by the Class A Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust.

         o Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.

         o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of

                  o        any underwriter,

                  o        the depositor,

                  o        the master servicer,

                  o        the trustee,

                  o        any sub-servicer, and

                  o any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Class A Certificates.

         o        Fifth, the following additional requirements must be met:

                  o the sum of all payments made to and retained by the underwriter must represent not more than reasonable compensation for underwriting the Class A Certificates;

                  o the sum of all payments made to and retained by us pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the related obligations; and

                  o the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

         o Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

         o [As amended by Prohibited Transaction Exemption 97-34, the individual exemption contains a seventh restriction applicable to a trust with a pre-funding account; that restriction is not applicable to the trust fund.]

     Because the Class A Certificates are not subordinated to any other class of certificates, the second general condition set forth above is satisfied with respect to the related certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "__" by __________________________ _____________. As of the closing date of the securitization, the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that, at the time of the purchase, the Class A Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Class A Certificate, whether in the initial issuance of the related certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificate.

     The individual exemption also requires that the trust fund meet the following requirements:

         o the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates in the other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Class A Certificates; and

         o certificates in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

     [We have confirmed to our satisfaction that these requirements have been satisfied as of the date hereof.]

     If the general conditions of the individual exemption are satisfied, the individual exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1) (A) through (D) of the Internal Revenue Code) in connection with:

         o the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Certificates between us or an underwriter and a Plan when we, the underwriter, the trustee, the master servicer, a sub-servicer or a mortgagor is a Party in Interest with respect to the investing Plan;

         o the direct or indirect acquisition or disposition in the secondary market of the Class A Certificates by a Plan; and

         o        the holding of Class A Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the individual exemption are also satisfied, the individual exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

         o the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of certificates between us or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the related certificates is either a mortgagor with respect to 5% or less of the fair market value of the mortgage loans or an affiliate of the person;

         o the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by a Plan; and

         o        the holding of Class A Certificates by a Plan.

     Further, if certain specific conditions of the individual exemption are satisfied, the individual exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the mortgage pool.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm that the Class A Certificates constitute certificates for purposes of the individual exemption and that the specific and general conditions and the other requirements set forth in the individual exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the individual exemption, the Plan fiduciary should consider the availability of any other individual or class prohibited transaction exemptions. See "ERISA Considerations" in the prospectus. A purchaser of a Class A Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.]

     [Because the characteristics of the Class B Certificates do not meet the requirements of the individual exemption, the purchase or holding of the related Certificates by a Plan may result in prohibited transactions and the imposition of excise taxes or civil penalties. As a result,] no transfer of a [Class B] Certificate or any interest in the Class B Certificate may be made to a Plan or to any person who is directly or indirectly purchasing the [Class B] Certificate or interest in the Class B Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee, at its own expense, provides the certificate registrar with a certification of facts and an opinion of counsel which establish to the satisfaction of the certificate registrar that the transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Internal Revenue Code or cause the master servicer or the trustee to be deemed a fiduciary of the Plan or result in the imposition of an excise tax under Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the prospectus.

     [The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, to define whether assets held by an insurance company general account constitute plan assets by reason of the insurance company issuing one or more policies to employee benefit plans. Pursuant to Section 401(c), the Department of Labor has proposed regulations to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets continue Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the regulations proposed by the Department of Labor become final, no person shall be subject to liability under Part 4 of Title I of ERISA, including the prohibited transaction requirements of Sections 406 and 407 of ERISA, or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, except: as otherwise provided by the Secretary of Labor in regulations intended to prevent avoidance of the regulations proposed by the Department of Labor; or in an action brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Absent further changes to the law, any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the regulations proposed by the Department of Labor 18 months after those regulations become final may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are treated as Plan assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the offered certificates after the date which is 18 months after the regulations proposed by the Department of Labor become final.]

     Any Plan fiduciary considering whether to purchase an offered certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the related investment.

     Governmental plans as defined in Section 3(32) of ERISA and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section

3(33) of ERISA are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. However, those governmental plans or church plans may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code, and to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to its compliance with those requirements and the need for and the availability of any exemptive relief under federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code.

     The sale of certificates to a Plan is in no respect a representation by us or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     [As long as the Class A Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and each mortgage loan is secured by a first priority lien on a single parcel of real property upon which is located a dwelling or mixed residential and commercial structure or a residential manufactured home, the Class A Certificates will constitute "mortgage related securities" within the meaning of SMMEA.]

     [The Class B Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Class B Certificates, is subject to significant interpretive uncertainties.]

     [Except as to the status of the Class A Certificates as "mortgage related securities", no] [No] representation is made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between us and the underwriter, the offered certificates will be purchased from us by the underwriter, an affiliate of us, upon issuance. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us estimated to be approximately $_______, will be _______% of the initial aggregate certificate balance thereof, plus accrued interest.

     Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect the related transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     We have also been advised by the underwriter that it, through one or more of its affiliates, currently intends to make a market in the offered certificates; however, it has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Limited Liquidity" in this supplement and "Risk Factors--Secondary Market" in the prospectus.

     [If and to the extent required by applicable law or regulation, this supplement and the prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates in which the underwriter acts as principal. The underwriter may also act as agent in the related transactions. Sales may be made at negotiated prices determined at the time of sale.]

     We have agreed to indemnify the underwriter and each person, if any, who controls the underwriter within the meaning of Section 15 of the Securities Act of 1933 against, or make contributions to the underwriter and each related controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriter by Shearman & Sterling, New York, New York.

                                     RATING

     It is a condition to issuance that the Class A Certificates be rated not lower than "__", and the Class B Certificates be rated not lower than "__", by
________________________________.

     A securities rating on mortgage pass-through certificates addresses the likelihood of the receipt by holders thereof of payments to which they are entitled. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. The ratings on the offered certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments, whether voluntary or involuntary, on the mortgage loans. [In addition, a rating of stripped interest certificates does not constitute a statement regarding the possibility that as a result of prepayments investors in the Class S Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment.]

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to either or both Classes thereof and, if so, what the rating or ratings would be. A rating assigned to either class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by
____________________.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--Limited Nature of Ratings" in the prospectus.

                                    GLOSSARY

     "360/360 basis" means interest that accrues on the basis of a 360-day year consisting of twelve 30-day months.

     "Accrued Certificate Interest" is equal to 30 days' interest at the pass-through rate applicable to Regular Certificates on each Distribution Date accrued on the related certificate balance outstanding immediately prior to the applicable Distribution Date.

     "Advance" means a P&I Advance or reimbursable servicing expense.

     "ARM Loans" means the mortgage loans which bear interest at Mortgage Rates that are subject to adjustment on periodically occurring Interest Rate Adjustment Dates by adding the related Gross Margin to the value of a base index, subject in ______ cases to rounding conventions and lifetime minimum and/or maximum Mortgage Rates.

     "Available Distribution Amount" means the aggregate amount available for distribution to certificateholders on each Distribution Date which, in general, will equal the sum of the following amounts:

         (a) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the certificate account as of the related Determination Date, exclusive of:

                  (i) all monthly payments collected but due on a Due Date subsequent to the related Due Period,

                  (ii) all principal prepayments, together with related payments of the interest on the principal and related Prepayment Premiums, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

                  (iii) all amounts in the certificate account that are due or reimbursable to any person other than the certificateholders; and

         (b) all P&I Advances made by the master servicer with respect to the related Distribution Date. See "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date balance of a mortgage loan, and the denominator of which is the appraised value of the related mortgaged property as determined by an appraisal thereof obtained in connection with the origination of the related mortgage loan.

     "Debt Service Coverage Ratio" for any mortgage loan is the ratio of net operating income produced by the related mortgaged property for the period, annualized if the period was less than one year, covered by an operating statement to the amount of the monthly payment in effect as of the Cut-off Date multiplied by 12.

     "Depositor" means Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation.

     "Determination Date" means, for each Distribution Date, the _______ day of the month in which the Distribution Date occurs or, if any related ________ day is not a business day, then the next preceding business day.

     "Distributable Certificate Interest" means, for each Distribution Date, that portion of the Accrued Certificate Interest in respect of each class of Regular Certificates on the applicable Distribution Date that is net of the related class' allocable share, calculated as described below, of Net Aggregate Prepayment Interest Shortfall.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Regular Certificates will equal the product of

         (i)      the related Net Aggregate Prepayment Interest Shortfall;

         (ii) multiplied by a fraction, the numerator of which is equal to 30 days' interest at the pass-through rate applicable to the related class of Regular Certificates for the related Distribution Date accrued on the related certificate balance, net of any Uncovered Portion thereof, outstanding immediately prior to the related Distribution Date, and the denominator of which is equal to 30 days' interest at the Weighted Average Effective Net Mortgage Rate for the related Distribution Date accrued on the aggregate stated principal balance of the mortgage pool outstanding immediately prior to the related Distribution Date.

     "Distributable Principal" means, collectively, the Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount for any Distribution Date.

     "Due Date" means the date in any month on which a monthly payment on a mortgage loan is first due.

     "Due Period" for each Distribution Date will be the period that begins on the ______ day of the month preceding the month in which the related Distribution Date occurs and ends on the _____ day of the month in which the related Distribution Date occurs.

     "Effective Net Mortgage Rate" for each mortgage loan is:

         (a) if the related mortgage loan accrues interest on a 360/360 basis, the Net Mortgage Rate in effect for the related mortgage loan as of the commencement of the related Due Period; and

         (b) if the related mortgage loan does not accrue interest on a 360/360 basis, the annualized rate at which interest would have to accrue during the one-month period preceding the Due Date for the related mortgage loan during the related Due Period on a 360/360 basis in order to produce the aggregate amount of interest, adjusted to the actual Net Mortgage Rate, accrued during the related period.

     "Fixed Rate Loans means mortgage loans which bear interest at fixed Mortgage Rates.

     "Gross Margin" means a fixed number of basis points.

     "Index" means a base index.

     "Interest Rate Adjustment Date" means the date of adjustment each month of the ARM Loans.

     "Master Servicer Reimbursement Rate" means a per annum rate equal to
___________.

     "Mortgage Rate" means an interest rate on each of the mortgage loans. ____________ of the mortgage loans, which represent ____% of the initial pool balance, bear interest at Mortgage Rates that are subject to adjustment on periodically occurring Interest Rate Adjustment Dates by adding the related Gross Margin to the value of a base index, subject in ______ cases to rounding conventions and lifetime minimum and/or maximum Mortgage Rates and, in the case of ________ mortgage loans, which represent ____% of the initial pool balance, to periodic minimum and/or maximum Mortgage Rates. The remaining mortgage loans bear interest at fixed Mortgage Rates.

     "Net Aggregate Prepayment Interest Shortfall" means, for each Due Date, the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the mortgage loans during the related Due Period that are not offset by Prepayment Interest Excesses and Prepayment Premiums collected during the related Due Period.

     "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the Servicing Fee Rate.

     "Ownership Percentage" evidenced by any class of certificates as of any date of determination will equal a fraction, expressed as a percentage, the numerator of which is the then certificate balance of the related class of certificates, net, in the case of a class of Regular Certificates, of any Uncovered Portion of the related certificate balance, and the denominator of which is the then aggregate stated principal balance of the mortgage pool.

     "Permitted Investments" means certain short-term United States government securities and other obligations acceptable to the rating agencies.

     "Plan" means any plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.

     "Prepayment Excess" means the amount of interest, net of related servicing fees, that accrues on the amount of a principal prepayment of a mortgage loan during any Due Period after the Due Date that exceeds the corresponding amount of interest accruing on the certificates.

     "Prepayment Interest Shortfall" means the amount of interest, net of related servicing fees, that accrues on the amount of a principal prepayment of a mortgage loan during any Due Period that is less than the corresponding amount of interest accruing on the certificates.

     "Prepayment Premiums" means fees or penalties in connection with full or partial prepayments of the mortgage loans.

     "Private Certificates" means, collectively, the Class C and Class R Certificates.

     "Purchase Price" is equal to the sum of:

         (1)      the unpaid principal balance of the affected mortgage loan,

         (2) unpaid accrued interest on the affected mortgage loan at the Mortgage Rate from the date to which interest was last paid to the Due Date in the Due Period in which the purchase is to occur,

         (3) certain servicing expenses that are reimbursable to the master servicer, and

         (4) any unpaid accrued interest at the Master Servicer Reimbursement Rate that may be payable to the master servicer in respect of related unreimbursed P&I Advances and servicing expenses as described under "Description of the Certificates--P&I Advances" in this supplement.

     "Regular Certificates" means, collectively, the Class A, Class B and Class C Certificates.

     "REO Loan" means the outstanding mortgage loan that is deemed to exist with respect to each REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund through foreclosure, deeds in lieu of foreclosure or otherwise.

     "Scheduled Principal Distribution Amount" for each Distribution Date equals the aggregate of the principal portions of all monthly payments, including balloon payments, due during or, if and to the extent not previously received or advanced and distributed to certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related borrower or advanced by the Master Servicer and included in the Available Distribution Amount for the related Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of the late payments, except to the extent the late payments are otherwise reimbursable to the Master Servicer for prior P&I Advances.

     "Servicing Fee Rate" means a rate equal to ________% per annum.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Subordinate Certificates" means, collectively, the Class B Certificates and each class of the Private Certificates.

     "Uncovered Portion" means the portion of the certificate balance of each class of Regular Certificates for which there is at any time no corresponding principal amount of mortgage loans.

     "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of:

         (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period; and

         (b) any other collections, exclusive of payments by borrowers, received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     "Weighted Average Effective Net Mortgage Rate" for each Distribution Date is the weighted average of the applicable Effective Net Mortgage Rates for the mortgage loans, weighted on the basis of their respective stated principal balances immediately prior to that Distribution Date.

                                     ANNEX A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The information set forth in this Appendix A is based on information as of __________, with respect to mortgage loans expected to be included in the trust fund. Not all the mortgage loans upon which this Appendix A is based may be included in the trust fund and consequently the information set forth below may vary from comparable information on the mortgage loans ultimately included in the trust fund. In addition, the information set forth below may change as a result of principal payments, mortgage interest rate adjustments and other factors relating to the mortgage loans prior to the closing date of the securitization.

                        BEAR STEARNS COMMERCIAL MORTGAGE

                                 SECURITIES INC.

                                 $--------------



                               CLASS A AND CLASS B

                        COMMERCIAL MORTGAGE PASS-THROUGH

                                  CERTIFICATES
                        BEAR STEARNS COMMERCIAL MORTGAGE
                                 SECURITIES INC.

                                  SERIES 20___

                           VARIABLE PASS-THROUGH RATE

                              PROSPECTUS SUPPLEMENT

                                __________, 20___

                           [BEAR, STEARNS & CO. INC.]

                                EXPLANATORY NOTE

     Immediately following this explanatory note there are nine separate sets of alternative pages labeled in the upper right corner as follows: "Version 1:
Multifamily Properties", "Version 2: Office Properties", "Version 3: Retail Properties", "Version 4: Hotel and Motel Properties", "Version 5: Health Care-Related Properties", "Version 6: Industrial Properties", "Version 7:
Warehouse, Mini-Warehouse and Self-Storage Facilities", "Version 8: Mobile Home Parks and Recreational Vehicle Parks" and "Version 9: Casino Properties". Each "version" contains inserts to the prospectus and each prospectus supplement included herein showing the text specific to a material concentration in each of the nine specified types of properties, i.e., multifamily properties, office properties, retail properties, hotel and motel properties, health care-related facilities, industrial properties, warehouse, mini-warehouse and self-storage facilities, mobile home parks and recreational vehicle parks and casinos.

     The above described nine "versions" of changes to the prospectus and each prospectus supplement included herein are being filed with this registration statement for purposes of identifying changes that will be made thereto as a result of a material concentration in any of the nine specified types of properties in any specific securitization transaction. Depending on the types of properties that involve a material concentration in any particular transaction, the respective changes to the prospectus and each prospectus supplement from one or more of the above described "versions" would be included in the specific prospectus and prospectus supplement for that transaction. When multiple sets of inserts are to be included in the specific prospectus and prospectus supplement for any particular transaction, the inserts will be included in each appropriate location in an order that goes from highest material concentration to lowest material concentration, provided that single-sentence inserts that simply identify properties that involve a material concentration may be combined but will still present the related properties in the aforementioned order. The specific prospectus and prospectus supplement for each particular transaction reflecting the changes, together with the corresponding prospectus supplement, would be filed at the time and in the manner provided by Rule 424 under the Securities Act of 1933.

                        Version 1: Multifamily Properties

     [The following is to be inserted in the prospectus immediately at the end of the section titled "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of Mortgage Loans--General--Risks Particular to Multifamily Rental Properties":]

Risks Particular to Multifamily Rental Properties.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by

         o        construction of additional housing units,

         o        local military base closings,

         o        company relocations and closings and

         o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of the related properties.

     Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain the related mortgaged properties in proper condition during periods of rapid inflation or declining market value of the related mortgaged properties. In addition, the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants in the related mortgaged properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the multifamily rental properties eligible to receive low-income housing tax credits pursuant to
Section 42 of the Internal Revenue Code and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at property eligible to receive tax credits pursuant to Section 42 of the Internal Revenue Code, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Risks Particular to Cooperatively-Owned Apartment Buildings.

     Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing the related tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the related property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the related tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by the related building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the related building will be subject to a risk associated with the sponsor's creditworthiness.

                        Version 1: Multifamily Properties

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--Mortgage Loans--General":]

Mortgage Loans Secured by Multifamily Rental Properties.

     Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes, the physical attributes of the multifamily building, including its age and appearance, and state and local regulations affecting the related property. In addition, the successful operation of an apartment building will depend upon other factors, including its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by

         o        construction of additional housing units,

         o        local military base closings,

         o        company relocations and closings and

         o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings.

     A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the related tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. The payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. We will not have any obligation nor will any other person have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to the related apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the related subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

                        Version 1: Multifamily Properties

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors--The Mortgage Loans--Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable":]

Risks Particular to Multifamily Properties.

     _____ of the mortgage loans, which represent ___% of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Multifamily Rental Properties" and "--Risks Particular to Cooperatively-Owned Apartment Buildings" in the prospectus.

                          Version 2: Office Properties

     [The following is to be inserted in the prospectus immediately following "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General":]

Risks Particular to Office Properties.

     In addition to risks generally associated with real estate, mortgage loans secured by office properties are also affected significantly by

         o adverse changes in population and employment growth, which generally creates demand for office space,

         o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

         o        the quality and management philosophy of management,

         o the attractiveness of the properties to tenants and their customers or clients,

         o the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

         o        a tenant's voluntary decision not to renew a lease,

         o        bankruptcy or insolvency of these tenants,

         o these tenants' general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                          Version 2: Office Properties

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--Mortgage Loans--General":]

Mortgage Loans Secured by Office Properties.

     Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

         o        its age,

         o        its condition,

         o        its design, including floor sizes and layout,

         o        its access to transportation,

         o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as

                  o        fiberoptic cables,

                  o        satellite communications or

                  o        other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

         o        labor cost and quality,

         o        tax environment and

         o quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                          Version 2: Office Properties

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors--The Mortgage Loans--Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable":]

Risks Particular to Office Properties.

     _____ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Office Properties" in the prospectus.

                          Version 3: Retail Properties

     [The following is to be inserted in the prospectus at the end of the section titled "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Properties":]

Risks Particular to Retail Properties.

     In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by factors like the following:

         o        adverse changes in consumer spending patterns,

         o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls,

         o alternative forms of retailing, which reduce the need for retail space by retail companies; these include

                  o        direct mail,

                  o        video shopping networks and

                  o        selling through the Internet,

         o        the quality and management philosophy of management,

         o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers,

         o the public perception of the safety of customers, at shopping malls and shopping centers, for example, and

         o the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at relevant locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the related property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the related property.

                          Version 3: Retail Properties

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--Mortgage Loans--General":]

Mortgage Loans Secured by Retail Properties.

     Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in the related properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming bankrupt or insolvent, as well as fundamental aspects of real estate, including location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause the related tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant, notwithstanding any continued payment of rent, can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

                          Version 3: Retail Properties

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors--The Mortgage Loans--Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable":]

Risks Particular to Retail Properties.

     _____ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Retail Properties" in the prospectus.

                      Version 4: Hotel and Motel Properties

     [The following is to be inserted in the prospectus immediately following "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Properties":]

Risks Particular to Hotel and Motel Properties.

     Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

         o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

         o        competition from other hotels and motels,

         o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates,

         o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that:

         o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

         o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel or motel, either through purchase or foreclosure, is subject to local law requirements;

         o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

         o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

                      Version 4: Hotel and Motel Properties

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--Mortgage Loans--General":]

Mortgage Loans Secured by Hotel and Motel Properties.

     Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

                      Version 4: Hotel and Motel Properties

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors--The Mortgage Loans--Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable":]

Risks Particular to Hotel and Motel Properties.

     _____ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in hotels and motels. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Hotel and Motel Properties" in the prospectus.

                    Version 5: Health Care-Related Facilities

     [The following is to be inserted in the prospectus immediately following "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Properties":]

Risks Particular to Health Care-Related Properties.

     Certain types of health care-related facilities, including nursing homes, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and various proposals for national health care relief could, if enacted, further limit these payments.

     In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to a variety of factors, any or all of which can increase the cost of operation and limit growth. These include, among other things,

         o        federal and state licensing requirements,

         o        facility inspections,

         o        the setting of rates and charges,

         o        governmental reimbursement policies and

         o        laws relating to

                  o        the adequacy of medical care,

                  o        distribution of pharmaceuticals,

                  o        use of equipment,

                  o        personnel,

                  o        operating policies and

                  o maintenance of and additions to facilities and services.

     In extreme cases, violations of applicable laws can result in suspension or cessation of operations.

     Under federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a mortgaged property that is operated as a health care-related facility, neither the trustee nor a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain any outstanding reimbursement payments relating to services furnished prior to foreclosure. Furthermore, in the event of foreclosure, we cannot give you any assurance that the trustee or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, that a new license could be obtained or that a new approval would be granted. In addition, health care-related properties are generally special purpose properties that are not readily converted to general residential, retail or office use, and transfers of health care-related properties are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial operations and other types of real estate. Any of the foregoing circumstances may adversely affect the liquidation value of the related mortgage loan.

                    Version 5: Health Care-Related Facilities

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--Mortgage Loans--General":]

Mortgage Loans Secured by Health Care-Related Properties.

     The mortgaged properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Properties"). "Senior Housing" generally consists of apartment-style facilities, the residents of which are ambulatory and handle their own affairs. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require sub-acute medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities and Skilled Nursing Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare reimbursements are subject to

         o        statutory and regulatory changes,

         o        retroactive rate adjustments,

         o        administrative rulings,

         o        policy interpretations,

         o        delays by fiscal intermediaries and

         o        government funding restrictions.

     Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot assure you that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If the related payments are insufficient, net operating income of those Health Care-Related Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any mortgage loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Properties that provide medical care are generally subject to federal and state laws that relate to

         o        the adequacy of medical care,

         o        distribution of pharmaceuticals,

         o        rates and charges,

         o        equipment,

         o        personnel,

         o        operating policies and

         o        additions to facilities and services.

     In addition, those facilities are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Property or, if applicable, prohibit it from participating in government reimbursement programs. Furthermore, under applicable federal and state laws, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, neither the trustee nor a subsequent lessee or operator of any Health Care-Related Property securing a defaulted mortgage loan would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished prior to foreclosure. Any of the aforementioned circumstances may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions, for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility. States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a Certificate of Need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a mortgage loan secured by a lien on a related Health Care-Related Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new Certificate of Need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Properties exists in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create safe harbors under the law provide only limited guidance. Accordingly, there can be no assurance that relevant laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Properties that are subject to these laws.

     The operators of Health Care-Related Properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by the related operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to the related operators. The successful operation of a Health Care-Related Property will generally depend upon the number of competing facilities in the local market, as well as upon other factors, including its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care.

                    Version 5: Health Care-Related Facilities

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors-- The Mortgage Loans--Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable":]

Risks Particular to Health Care-Related Properties.

     _____ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in health care-related properties. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Health Care-Related Properties" in the prospectus.

                        Version 6: Industrial Properties

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--Mortgage Loans--General":]

Mortgage Loans Secured by Industrial Properties.

     Significant factors that affect the value of industrial properties are

         o        the quality of tenants,

         o        building design and adaptability and

         o        the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

                        Version 6: Industrial Properties

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors-- The Mortgage Loans--Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable":]

Risks Particular to Industrial Properties.

     _____ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Industrial Properties" in the prospectus.

        Version 7: Warehouse, Mini-Warehouse and Self-Storage Facilities

     [The following is to be inserted in the prospectus immediately following "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Properties":]

Risks Particular to Self-Storage Facilities.

     Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as is building design and location.

        Version 7: Warehouse, Mini-Warehouse and Self-Storage Facilities

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--Mortgage Loans--General":]

Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities.

     Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

        Version 7: Warehouse, Mini-Warehouse and Self-Storage Facilities

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors--The Mortgage Loans--Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable":]

Risks Particular to Warehouse, Mini-Warehouse and Self-Storage Facilities.

     ______ of the mortgage loans, which represent _____% of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in [warehouse, mini-warehouse and self-storage facilities]. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Warehouse, Mini-Warehouse and Self-Storage Facilities" in the prospectus.

           Version 8: Mobile Home Parks and Recreational Vehicle Parks

     [The following is to be inserted in the prospectus immediately following "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Properties":]

Risks Particular to Mobile Home Parks and Recreational Vehicle Parks.

     The successful operation of a mortgaged property operated as a mobile home park or recreational vehicle park will generally depend upon the number of competing parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     Mobile home parks and recreational vehicle parks are special purpose properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the park may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the park were readily adaptable to other uses.

           Version 8: Mobile Home Parks and Recreational Vehicle Parks

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--General":]

Mortgage Loans Secured by Mobile Home Parks and Recreational Vehicle Parks.

     Mobile home parks consist of land that is divided into spaces or homesites that are primarily leased to mobile home owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the mobile homes are situated, but not the mobile homes themselves. The mobile home owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the mobile home, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

         o        driveways,

         o        visitor parking,

         o        recreational vehicle and pleasure boat storage,

         o        laundry facilities,

         o        community rooms,

         o        swimming pools,

         o        tennis courts,

         o        security systems and

         o        healthclubs.

     Due to relocation costs and, in some cases, demand for mobile home spaces, the value of a mobile home in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the mobile home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on mobile home parks and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Mobile home parks also compete against alternative forms of residential housing, including

         o        multifamily rental properties,

         o        cooperatively-owned apartment buildings,

         o        condominium complexes and

         o        single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Mobile home parks and recreational vehicle parks are special purpose properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the park may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the park were readily adaptable to other uses.

     Certain states regulate the relationship of a mobile home park owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Mobile home park owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a mobile home owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's mobile home. Certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on mobile home parks. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the mobile home is removed from the homesite. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

           Version 8: Mobile Home Parks and Recreational Vehicle Parks

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors--The Mortgage Loans":]

     Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable.

Risks Particular to Mobile Home Parks and Recreational Vehicle Parks.

     ______ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in mobile home parks and recreational vehicle parks. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Mobile Home Parks and Recreational Vehicle Parks" in the prospectus.

                          Version 9: Casino Properties

     [The following is to be inserted in the prospectus immediately following "Risk Factors--Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Properties":]

Risks Particular to Casino Properties.

         The income generated by a casino is subject to several factors, including local, regional and national economic conditions. Casinos are dependent on the willingness of patrons to gamble and, accordingly, the availability of disposable income for related purposes. Additional risks include, among others,

         o a high level of continuing capital expenditure to maintain attractive facilities,

         o        competition from other casinos,

         o increases in operating costs, which may not be able to be passed through to patrons, and

         o        a dependency on tourism in certain locations.

     Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, e.g., performers and sporting events, which may materially increase operating expenses, and low-priced or free food and lodging.

     In addition, to avoid criminal influence over casino operations, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays.

     Gaming licenses are not transferable, including in connection with a foreclosure, and there can be no assurance that the trustee or other purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to operate the subject property as a casino. The loss of a gaming license could have a material adverse effect on the value of a casino property. In addition, any given state or municipality that currently allows legalized gambling could pass legislation prohibiting it.

                          Version 9: Casino Properties

     [The following is to be inserted in the prospectus immediately following "Description of the Trust Funds--Mortgage Loans--General":]

Mortgage Loans Secured by Casino Properties.

     Various factors, including location and appearance, affect the economic performance of a casino.

         o Adverse economic conditions, either local, regional or national, may limit the amount of disposable income that potential patrons may have for gambling.

         o The construction of competing casinos can also have an adverse effect on the performance of a casino property.

         o To meet competition, continuing expenditures must be made for modernizing, refurbishing and maintaining existing facilities.

         o In addition, competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, e.g., performers and sporting events, which may materially increase operating expenses, and low-priced or free food and lodging.

     Because of the nature of the business, casinos tend to respond more quickly to adverse economic conditions and competition then do certain other commercial properties. Depending on the geographic location of a casino property, it may be heavily dependent on tourism for its clientele. In addition, to avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. For public policy reasons, applicable government agencies are given substantial powers in this regard.

     A government agency or authority may also have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays. Gaming licenses are not transferable, including in connection with foreclosure, and there can be no assurance that the trustee, special servicer or other purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to operate the subject property as a casino. The loss of a gaming license could have a material adverse effect on the value of a casino property. Further, any given state or municipality that currently allows legalized gambling could pass legislation banning it. Depending upon what alternative use may be made of a casino property, legislation banning gambling could have a material adverse effect on the value of the related property.

                          Version 9: Casino Properties

     [The following is to be inserted in the prospectus supplement immediately following "Risk Factors--The Mortgage Loans":]

     Some or all of the mortgage loans will be non-recourse loans for which recourse will be restricted or unenforceable.

Risks Particular to Casino Properties.

     ____ of the mortgage loans, which represent _____% of the initial pool balance, are secured by Mortgages on fee and/or leasehold interests in casinos. Mortgage loans that are secured by liens on these types of properties are exposed to certain unique risks. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage--Risks Particular to Casino Properties" in the prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.1

          The following table sets forth the estimated expenses in connection with the issuance and distribution of the Offered Certificates, other than underwriting discounts and commissions:

         SEC Registration Fee.........................................$58,472.84
         Engraving Fees...............................................150,000.00
         Legal Fees and Expenses......................................375,000.00
         Accounting Fees and Expenses..................................51,000.00
         Trustee Fees and Expenses.....................................75,000.00
         Blue Sky Qualification Fees and Expenses......................45,000.00
         Rating Agency Fees............................................75,000.00
         Miscellaneous................................................ 10,000.00
         Total.......................................................$839,472.84

ITEM 15   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 7 of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

          The Registrant's By-laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

          Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

          The Pooling and Servicing Agreements may provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties; provided, however, that the Pooling and Servicing Agreements may provide that such indemnification will not extend to any loss, liability

--------
1   All amounts are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Certificates in an aggregate principal amount assumed for these purposes to be one-eighth of the Certificates registered hereby. Accordingly, only one-eighth of the SEC Registration Fee paid upon the filing of this Registration Statement is included in the table above.

or expense (i) that such person is specifically required to bear pursuant to the terms of such Pooling and Servicing Agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling and Servicing Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling and Servicing Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law.

ITEM 16   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements:

                  All financial statements, schedules and historical financial information of the Registrant have been omitted as they are not applicable.

         (b)      Exhibits:

         1.1      Form of Underwriting Agreement*
         4.1      Form of Pooling and Servicing Agreement*
         5.1 Opinion of Shearman & Sterling as to legality of the Certificates*
         8.1 Opinion of Shearman & Sterling as to certain tax matters (included in Exhibit 5.1)*
         23.1     Consent of Shearman & Sterling (included in Exhibits 5.1 and
                  8.1 hereto)*
         24.1     Power of Attorney*

*    Previously filed.

ITEM 17   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of December, 1999.

                                              BEAR STEARNS COMMERCIAL
                                              MORTGAGE SECURITIES INC.

                                              By:      /s/ James G. Reichek
                                                  ------------------------------
                                              Name:  James G. Reichek
                                              Title: Executive Vice President